Exhibit 99.1
FIRST QUARTER 2010
FINANCIAL SUPPLEMENT
If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (FHN) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
Use of Non-GAAP Measures
Certain capital-related non-GAAP ratios are included in this financial supplement. FHN’s management believes such ratios are relevant to understanding the capital position and results of the Company. The non-GAAP ratios presented in this Financial Supplement are tangible common equity to tangible common assets, tangible book value per common share, tier 1 common to risk weighted assets, and adjusted tangible common equity to risk weighted assets. These ratios are reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of these ratios provides a meaningful base for comparability to other financial institutions as these ratios have become an important measure of the capital strength of banks as demonstrated by the inclusion in the stress tests administered by the United States Treasury Department under the Capital Assistance Program. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Tier 1 capital is a regulatory term and is generally defined as the sum of core capital (including common equity and instruments that can not be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations. Also a regulatory term, risk weighted assets includes total assets adjusted for credit risk and is used to determine capital ratios. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 32 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

Regional Banking
-Traditional lending and deposit taking, investments, insurance services, financial planning, trust services, asset management, cash management, and health savings accounts

-Correspondent banking which provides credit, depository, and other banking related services to other financial institutions

-First lien mortgage originations through regional banking channels
Capital Markets
-Fixed income sales, trading, and strategies for institutional clients in U.S. and abroad

-Other capital markets products such as portfolio advisory, derivatives, and loan trading
Corporate

-Executive management, enterprise-wide risk management, corporate finance, corporate communications, low income housing activities, legal functions and funding for the corporation including any impact from balance sheet positioning

-Various charges related to restructuring, repositioning, and efficiency initiatives
Non-Strategic
-Wind-down businesses that include:
-National commercial and consumer lending loan portfolios

-Trust preferred loan portfolio

-Legacy mortgage servicing
-Exited businesses (such as national mortgage banking and institutional equity research) and associated restructuring, repositioning, and efficiency charges

PERFORMANCE HIGHLIGHTS

Summary of First Quarter 2010 Significant Items
(Millions)

Segment	Item	Income Statement	Amount	Comments

Corporate	Debt Repurchase Gains	Noninterest income: Other	$17.1	Gain on repurchases of $96.0 million of bank debt and termination of related hedge relationships.

Non-Strategic	Foreclosure and Repurchase Provision	Noninterest expense: Mortgage banking foreclosure and repurchase provision	$(40.7)	Provision related to legacy origination platform from mortgage foreclosure and repurchase activity.

Non-Strategic	Restructuring, Repositioning, and Efficiency Initiatives	Discontinued operations, net of tax	$(10.1)	Includes $3.3 million goodwill impairment, as well as severance, asset write-offs, and contract termination fees related to exit of institutional equity research business.

Non-Strategic & Regional Banking	OREO Fair Value Adjustments and Expenses	Noninterest expense: Other	$(10.5)	Primarily reflects depreciation in OREO fair values and losses on sales.

(First Quarter 2010 vs. Fourth Quarter 2009)

Asset Quality
-	Allowance as a percentage of loans ratio decreased to 483 basis points from 495 basis points in prior quarter
-	Reflects $52.9 million net reserve decrease in current quarter
-	NPAs decreased 1 percent from prior quarter; NPA ratio increased to 563 basis points from 556 basis points
-	NPL decline is a result of non-strategic construction loan wind-down

-	Nonperforming C&I loans and Permanent Mortgages increased

-	Increase in NPA ratio due to $640 million decline in period-end loans
-	Provision expense decreased to $105.0 million in first quarter 2010 compared to $135.0 million in fourth quarter 2009
- Commercial Portfolio:
-	Increase in C&I reserves due to downward grade migration of the portfolio and change in mix of individually impaired loans
-	Increase in individually impaired loans analyzed using discounted cash flow (typically hold reserves) versus collateral dependent (charge down to NRV)
-	Continued credit deterioration in TRUPS and bank-related exposures
-	Income CRE reserves down slightly compared with prior quarter

-	Residential CRE reserves decreased as non-strategic portfolio winds down
- Consumer Portfolio:
-	Home equity reserve balances stable compared to prior quarter
-	Delinquency trends improved; sequential quarter performance metrics impacted by addition and breakout of restricted real estate loans
-	Restricted real estate loans (primarily HELOC) includes $245.2 million loans consolidated in first quarter 2010 in conjunction with the adoption of amendment to ASC 810
-	Also includes on-balance sheet securitizations of home equity loans (included in Consumer R/E portfolio prior to 1/1/2010)

-	Added $24.6 million in reserves related to newly consolidated restricted real estate loans, offset included in cumulative effect adjustment to retained earnings
-	Permanent Mortgage reserves decreased $39.9 million due to improved performance combined with elevated charge-offs

-	All other consumer (including credit card and OTC) reserves decreased $38.4 million
-	Continued success in wind-down of OTC portfolio and better than expected resolutions
-	Net charge-offs were 413 annualized basis points of average loans, up from 400 basis points in prior quarter
-	Net charge-offs were $182.4 million in first quarter 2010 compared to $182.9 million in prior quarter
-	C&I, Home Equity, and Permanent Mortgage net charge-offs increased, all other portfolios were flat or decreased from prior quarter
-	A majority of first quarter C&I net charge-offs are attributable to bank-related exposures
-	$13.5 million one-time increase in Permanent Mortgage net charge-offs due to process change for collateral dependent loans in the foreclosure process
Capital
-	Continued quarterly dividend payable in common stock
-	Current ratios improved and continue to benefit from balance sheet contraction (estimated based on period end balances)
-	7.67% for tangible common equity to tangible assets

-	16.54% for Tier 1

-	21.39% for Total Capital

-	9.91% for Tier 1 Common
-	CPP Preferred dividend of $14.9 million in first quarter
-	$10.8 million effect of cash dividend

-	$4.1 million of amortization to accrete initial discounted book value up to face value
Taxes
-	Approximately $9 million positive quarterly effect from permanent tax credits

PERFORMANCE HIGHLIGHTS (continued)

(First Quarter 2010 vs. Fourth Quarter 2009)

Regional Banking
-	Net interest margin relatively flat at 4.96% from 4.95% in prior quarter
-	Noninterest income decreased to $75.8 million from $81.9 million in prior quarter
-	Primarily driven by seasonal first quarter decrease in NSF fees
-	Provision expense increased to $52.2 million from $46.5 million
-	Primarily due to an increasing mix of NPLs that utilize a discounted cash flow impairment approach
-	These loans typically hold reserves versus being charged down to NRV
-	Noninterest expense increased to $161.7 million from $157.6 million in prior quarter
-	$2.8 million increase in personnel expense primarily due to FICA tax resets

-	Foreclosure expenses increased $2.2 million primarily due to a loss on the disposition of one foreclosed property
Capital Markets
-	Fixed income revenues were $105.3 million in first quarter compared to $111.0 million in prior quarter
-	Average daily revenue of $1.7 million in first quarter, down slightly from $1.8 million in prior quarter
-	Other product revenues were $9.3 million in first quarter compared to $7.0 million in prior quarter
-	Noninterest expense increased to $84.1 million from $75.1 million in the prior quarter
-	Primarily driven by the resumption of a normal rate of incentive provisioning and a seasonal increase in FICA expense
Corporate
-	Noninterest income increased to $25.1 million from $9.8 million in the fourth quarter
-	Current quarter includes $17.1 million of gains related to the repurchase of debt, prior quarter included $3.6 million of gains
-	Noninterest expense decreased $12.6 million to $20.2 million
-	Prior quarter NIOE included $14.2 million of charges related to restructuring, repositioning, and efficiency initiatives

-	Professional fees declined $4.2 million from prior quarter
Non-Strategic
-	Net interest income remained relatively flat at $38.9 million compared to $38.8 in the prior quarter
-	Provision expense decreased $35.6 million to $52.8 million reflecting wind-down of OTC and improved performance of Permanent Mortgage portfolio

-	Noninterest income declined to $34.6 million from $37.4 million in prior quarter
-	Positive net hedging results declined to $10.9 million compared to $24.2 million in the prior quarter

-	Approximately $3 million sequential quarter reduction in fee income was attributable to divested insurance and remittance processing businesses

-	Origination income increased due to a $3.4 million linked-quarter increase in fair value adjustments to the warehouse

-	Linked-quarter increase in NIOI favorably impacted by prior quarter losses on divestitures of $9.2 million
-	Noninterest expense decreased to $76.7 million in first quarter from $124.8 million in prior quarter
-	Provisioning for foreclosure and repurchase losses related to legacy origination platform was $40.7 million in first quarter, $59.3 million in prior quarter
-	Repurchase requests were $117 million in the first quarter, increasing the ending pipeline to $304 million from $256 million at the end of prior quarter
-	Charges within NIOE related to restructuring, repositioning, and efficiency initiatives declined $8.2 million to $.5 million

-	Foreclosure losses (including negative fair value adjustments, loss on disposals, and property preservation costs) were down $4.8 million

-	Includes cancellation of an HLTV insurance contract and reversal of $3.8 million premium expense

-	Various NIOE declines primarily due to prior quarter sale and closure of the Atlanta insurance and Louisville remittance processing businesses
-	Net after-tax loss from discontinued operations was $7.3 million first quarter compared to a $1.7 million loss prior quarter
-	Current quarter includes $3.3 million additional goodwill impairment, severance, and other related costs to exit the institutional equity research business

CHARGES FOR RESTRUCTURING, REPOSITIONING, & EFFICIENCY INITIATIVES Quarterly, Unaudited

(Thousands, rounded)	1Q10	4Q09	3Q09	2Q09	1Q09

By Income Statement Impact
Noninterest income
Mortgage banking	$—	$600	$—	$—	$(1,100)
Losses on divestitures	—	(9,200)	—	—	—
Noninterest expense
Employee compensation, incentives, and benefits	600	1,400	700	700	2,700
Legal and professional fees	100	600	—	—	100
Occupancy	100	1,700	800	(600)	—
Goodwill impairment	—	2,300	—	—	—
All other expense	200	16,300	—	200	800

Total loss before income taxes	(1,000)	(30,900)	(1,500)	(300)	(4,700)
Loss from discontinued operations, net of tax (a)	(10,100)	(300)	(14,200)	—	—

Net charges resulting from restructuring, repositioning, and efficiency initiatives	$(11,100)	$(31,200)	$(15,700)	$(300)	$(4,700)

Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	1Q10 primarily includes goodwill impairment, severance, and other charges related to the exit of the institutional equity research business.

CONSOLIDATED SUMMARY RESULTS Quarterly, Unaudited

						1Q10 Change vs.
(Dollars in thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Income Statement Highlights
Net interest income	$180,395	$189,894	$190,901	$199,086	$196,587	(5)%	(8)%
Noninterest income	250,169	247,095	303,753	284,513	399,348	1%	(37)%
Securities gains/(losses), net	(1,906)	(911)	65	(330)	(2)	NM	NM

Total revenue	428,658	436,078	494,719	483,269	595,933	(2)%	(28)%

Noninterest expense	342,673	390,343	349,901	402,486	407,803	(12)%	(16)%
Provision for loan losses	105,000	135,000	185,000	260,000	300,000	(22)%	(65)%

Loss before income taxes	(19,015)	(89,265)	(40,182)	(179,217)	(111,870)	79%	83%
Benefit for income taxes	(16,393)	(38,111)	(15,368)	(74,043)	(47,423)	57%	65%

Loss from continuing operations	(2,622)	(51,154)	(24,814)	(105,174)	(64,447)	95%	96%
Loss from discontinued operations, net of tax	(7,271)	(1,690)	(10,200)	(308)	(648)	NM	NM

Net loss	(9,893)	(52,844)	(35,014)	(105,482)	(65,095)	81%	85%

Net income attributable to noncontrolling interest	2,844	2,839	2,969	2,844	2,750	*	3%

Net loss attributable to controlling interest	(12,737)	(55,683)	(37,983)	(108,326)	(67,845)	77%	81%

Preferred stock dividends (a)	14,918	14,897	14,876	14,856	14,956	*	*
Net loss available to common shareholders	$(27,655)	$(70,580)	$(52,859)	$(123,182)	$(82,801)	61%	67%

Common Stock Data
Diluted EPS from continuing operations (b)	$(0.09)	$(0.31)	$(0.19)	$(0.55)	$(0.37)	70%	75%
Diluted EPS (b)	(0.12)	(0.32)	(0.24)	(0.55)	(0.37)	61%	67%
Diluted shares (b)	223,658	223,648	223,648	223,593	223,594	*	*
Period-end shares outstanding (b)	225,677	225,212	225,159	225,134	224,848	*	*
Stock dividend rate declared per share	1.4561%	1.4971%	1.5901%	1.5782%	2.6673%

Balance Sheet Highlights (Period End)
Total loans, net of unearned income (Restricted — $.9 billion) (c)	$17,484,224	$18,123,884	$18,524,685	$19,585,827	$20,572,477	(4)%	(15)%
Total deposits (Restricted — $1.5 million) (c)	15,069,700	14,867,215	14,234,983	14,977,461	14,910,055	1%	1%
Total assets (Restricted — $.8 billion) (c)	25,923,576	26,068,678	26,465,852	28,758,943	31,208,024	(1)%	(17)%
Total liabilities (Restricted — $.9 billion) (c)	22,652,634	22,766,210	23,095,643	25,364,961	27,700,348	*	(18)%
Total equity	3,270,942	3,302,468	3,370,209	3,393,982	3,507,676	(1)%	(7)%

Asset Quality Highlights
Allowance for loan losses (Restricted — $59.8 million) (c)	$844,060	$896,914	$944,765	$961,482	$940,932	(6)%	(10)%
Allowance / period-end loans	4.83%	4.95%	5.10%	4.91%	4.57%
Net charge-offs	$182,432	$182,851	$201,718	$239,449	$208,278	*	(12)%
Net charge-offs (annualized) / average loans	4.13%	4.00%	4.24%	4.77%	3.97%
Non-performing assets (NPA)	$1,041,214	$1,051,393	$1,220,489	$1,233,077	$1,252,153	(1)%	(17)%
NPA % (d)	5.63%	5.56%	6.38%	6.15%	5.98%

Key Ratios and Other
Return on average assets (annualized)	(0.16)%	(0.79)%	(0.52)%	(1.46)%	(0.87)%
Return on average common equity (annualized)	(5.10)%	(12.25)%	(9.02)%	(20.96)%	(13.44)%
Net interest margin	3.19%	3.19%	3.14%	3.05%	2.89%
Fee income to total revenue	58%	57%	61%	59%	67%
Efficiency ratio	79.94%	89.51%	70.73%	83.28%	68.43%
Book value per common share	$9.63	$9.81	$10.13	$10.25	$10.79
Tangible book value per common share (e)	$8.75	$8.90	$9.15	$9.21	$9.74
Adjusted tangible common equity to risk weighted assets (e)	9.07%	9.06%	9.06%	8.71%	8.61%
FTE employees	5,503	5,731	5,837	5,971	6,033	(4)%	(9)%

NM — Not meaningful
*  Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)  1Q10 includes $4.1 million amortization of initial discounted book value of CPP preferred.
(b)  Shares restated for stock dividends distributed through April 1, 2010.
(c)  See Glossary of Terms for definition of restricted balances.
(d)  NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(e)  Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

CONSOLIDATED INCOME STATEMENT Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Interest income	$219,496	$230,991	$236,360	$255,495	$270,093	(5)%	(19)%
Less interest expense	39,101	41,097	45,459	56,409	73,506	(5)%	(47)%

Net interest income	180,395	189,894	190,901	199,086	196,587	(5)%	(8)%
Provision for loan losses	105,000	135,000	185,000	260,000	300,000	(22)%	(65)%

Net interest income/(loss) after provision for loan losses	75,395	54,894	5,901	(60,914)	(103,413)	37%	173%

Noninterest income:
Capital markets	114,571	117,966	129,043	179,384	205,700	(3)%	(44)%
Deposit transactions and cash management	35,767	41,176	41,738	41,815	39,032	(13)%	(8)%
Mortgage banking	34,884	45,007	59,211	15,483	115,749	(22)%	(70)%
Trust services and investment management	7,270	7,664	7,347	7,651	6,820	(5)%	7%
Brokerage management fees and commissions	6,339	6,518	7,315	6,469	6,632	(3)%	(4)%
Insurance commissions	5,183	5,868	5,907	6,555	6,918	(12)%	(25)%
Securities gains/(losses), net	(1,906)	(911)	65	(330)	(2)	NM	NM
Losses on divestitures	—	(9,183)	—	—	—	NM	NM
Other (a)	46,155	32,079	53,192	27,156	18,497	44%	150%

Total noninterest income	248,263	246,184	303,818	284,183	399,346	1%	(38)%

Adjusted gross income after provision for loan losses	323,658	301,078	309,719	223,269	295,933	7%	9%

Noninterest expense:
Employee compensation, incentives and benefits	180,181	163,280	178,734	193,392	242,175	10%	(26)%
Mortgage banking foreclosure and repurchase provision	40,675	59,344	25,751	29,099	12,267	(31)%	NM
Occupancy	14,817	17,937	16,207	15,536	15,722	(17)%	(6)%
Operations services	14,608	15,046	15,392	16,708	15,339	(3)%	(5)%
Legal and professional fees	13,974	20,433	17,077	14,742	13,869	(32)%	1%
Foreclosed real estate	10,470	13,144	21,221	21,798	10,033	(20)%	4%
Deposit insurance premium	8,493	8,495	8,796	21,353	7,628	*	11%
Computer software	7,166	6,655	6,871	6,474	6,883	8%	4%
Communications and courier	6,255	6,272	6,837	6,931	6,920	*	(10)%
Contract employment	6,174	9,134	7,956	8,966	10,161	(32)%	(39)%
Equipment rentals, depreciation and maintenance	6,032	8,744	8,695	8,238	8,628	(31)%	(30)%
Miscellaneous loan costs	4,112	5,994	4,503	7,414	5,139	(31)%	(20)%
Amortization of intangible assets	1,380	1,427	1,445	1,509	1,636	(3)%	(16)%
Goodwill impairment	—	2,294	—	—	—	NM	NM
Other	28,336	52,144	30,416	50,326	51,403	(46)%	(45)%

Total noninterest expense	342,673	390,343	349,901	402,486	407,803	(12)%	(16)%

Loss before income taxes	(19,015)	(89,265)	(40,182)	(179,217)	(111,870)	79%	83%
Benefit for income taxes	(16,393)	(38,111)	(15,368)	(74,043)	(47,423)	57%	65%

Loss from continuing operations	$(2,622)	$(51,154)	$(24,814)	$(105,174)	$(64,447)	95%	96%
Loss from discontinued operations, net of tax (b)	(7,271)	(1,690)	(10,200)	(308)	(648)	NM	NM

Net loss	$(9,893)	$(52,844)	$(35,014)	$(105,482)	$(65,095)	81%	85%
Net income attributable to noncontrolling interest	2,844	2,839	2,969	2,844	2,750	*	3%

Net loss attributable to controlling interest	$(12,737)	$(55,683)	$(37,983)	$(108,326)	$(67,845)	77%	81%

Preferred stock dividends (c)	14,918	14,897	14,876	14,856	14,956	*	*
Net loss available to common shareholders	$(27,655)	$(70,580)	$(52,859)	$(123,182)	$(82,801)	61%	67%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
1Q10 Key Impacts
(a)	Includes $17.1 million gain on repurchase of debt.

(b)	Includes $10.1 million pre-tax charges related to restructuring, repositioning & efficiency initiatives.

(c)	Includes $4.1 million amortization of initial discounted book value of CPP preferred.

OTHER INCOME AND OTHER EXPENSE Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Other Income
Gains on repurchase of debt	$17,060	$3,552	$12,800	—	$60	NM	NM
Bank owned life insurance	6,469	5,252	6,066	4,295	4,131	23%	57%
Bankcard income	4,548	5,016	5,173	5,076	4,896	(9)%	(7)%
ATM interchange fees	3,657	3,697	2,704	2,729	2,205	(1)%	66%
Other service charges	2,383	2,451	2,645	3,030	3,521	(3)%	(32)%
Electronic banking fees	1,725	1,428	1,465	1,518	1,609	21%	7%
Letter of credit fees	1,639	1,785	1,476	1,368	1,360	(8)%	21%
Deferred compensation	1,030	466	5,006	4,957	(2,743)	121%	NM
Reinsurance fees	863	1,786	1,760	2,788	2,796	(52)%	(69)%
Remittance processing	621	2,280	2,968	3,374	3,143	(73)%	(80)%
Gains/(losses) from loan sales and securitizations	612	(1,131)	2,155	552	969	154%	(37)%
Consumer loan repurchases	(12)	(158)	1,760	(11,982)	(9,950)	92%	NM
Other	5,560	5,655	7,214	9,451	6,500	(2)%	(14)%

Total	$46,155	$32,079	$53,192	$27,156	$18,497	44%	150%

Other Expense
Low income housing expense	$5,466	$5,533	$5,833	$5,509	$5,125	(1)%	7%
Advertising and public relations	5,279	5,567	5,465	5,229	5,813	(5)%	(9)%
Other insurance and taxes	3,257	3,326	2,924	3,239	2,899	(2)%	12%
Travel and entertainment	2,449	2,383	2,139	2,691	2,334	3%	5%
Customer relations	1,967	1,961	1,610	1,960	2,288	*	(14)%
Employee training and dues	1,487	1,083	1,282	1,537	1,425	37%	4%
Supplies	1,168	1,309	1,570	1,512	270	(11)%	NM
Bank examination costs	1,142	1,194	1,194	1,248	1,248	(4)%	(8)%
Fed services fees	907	1,044	1,307	1,360	1,367	(13)%	(34)%
Loan insurance expense (a)	(2,874)	1,854	1,988	2,057	1,912	NM	NM
Other	8,088	26,890	5,104	23,984	26,722	(70)%	(70)%

Total	$28,336	$52,144	$30,416	$50,326	$51,403	(46)%	(45)%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	1Q10 includes cancellation of an HLTV insurance contract and return of $3.8 million of premiums.

CONSOLIDATED PERIOD-END BALANCE SHEET Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Assets
Investment securities	$2,697,719	$2,694,468	$2,645,922	$2,821,079	$3,016,013	*	(11)%
Loans held for sale	505,794	452,501	502,687	481,284	643,518	12%	(21)%
Loans, net of unearned income (Restricted — $.9 billion) (a)	17,484,224	18,123,884	18,524,685	19,585,827	20,572,477	(4)%	(15)%
Federal funds sold and securities purchased under agreements to resell	523,237	452,883	622,733	531,638	515,858	16%	1%
Interest bearing cash (b)	383,571	539,300	166,352	672,553	1,174,442	(29)%	(67)%
Trading securities	964,800	699,900	701,151	1,117,212	933,316	38%	3%

Total earning assets	22,559,345	22,962,936	23,163,530	25,209,593	26,855,624	(2)%	(16)%

Cash and due from banks (Restricted — $.1 million) (a)	279,730	465,712	328,150	419,696	438,181	(40)%	(36)%
Capital markets receivables	743,514	334,404	797,949	959,514	1,502,033	122%	(50)%
Mortgage servicing rights, net	264,959	302,611	289,282	337,096	381,024	(12)%	(30)%
Goodwill	162,180	165,528	178,381	192,408	192,408	(2)%	(16)%
Other intangible assets, net	37,027	38,256	40,498	41,937	43,446	(3)%	(15)%
Premises and equipment, net	308,714	313,824	321,788	325,666	330,299	(2)%	(7)%
Real estate acquired by foreclosure (c)	122,060	125,190	111,389	116,584	132,653	(3)%	(8)%
Allowance for loan losses (Restricted — $59.8 million) (a)	(844,060)	(896,914)	(944,765)	(961,482)	(940,932)	6%	10%
Other assets (Restricted — $26.9 million) (a)	2,290,107	2,257,131	2,179,650	2,117,931	2,273,288	1%	1%

Total assets (Restricted — $.8 billion) (a)	$25,923,576	$26,068,678	$26,465,852	$28,758,943	$31,208,024	(1)%	(17)%

Liabilities and Equity
Deposits
Savings	$5,174,901	$4,847,709	$4,416,121	$4,593,215	$4,396,213	7%	18%
Other interest-bearing deposits	3,256,040	3,169,474	2,162,059	2,110,787	1,868,902	3%	74%
Time deposits	1,642,820	1,895,992	2,156,768	2,149,812	2,152,837	(13)%	(24)%

Total interest-bearing core deposits	10,073,761	9,913,175	8,734,948	8,853,814	8,417,952	2%	20%
Noninterest-bearing deposits (Restricted — $1.5 million) (a)	4,461,050	4,394,096	4,236,704	4,689,639	4,908,175	2%	(9)%

Total core deposits (d)	14,534,811	14,307,271	12,971,652	13,543,453	13,326,127	2%	9%

Certificates of deposit $100,000 and more	534,889	559,944	1,263,331	1,434,008	1,583,928	(4)%	(66)%

Total deposits (Restricted — $1.5 million) (a)	15,069,700	14,867,215	14,234,983	14,977,461	14,910,055	1%	1%

Federal funds purchased and securities sold under agreements to repurchase	2,635,423	2,874,353	2,267,644	2,404,985	2,264,077	(8)%	16%
Trading liabilities	357,919	293,387	415,293	286,282	288,029	22%	24%
Other short-term borrowings and commercial paper	167,508	761,758	1,739,202	2,555,704	3,827,278	(78)%	(96)%
Term borrowings (Restricted — $.9 billion) (a)	2,932,524	2,190,544	2,368,381	2,511,674	3,353,464	34%	(13)%
Other collateralized borrowings (e)	—	700,589	711,087	723,677	736,172	NM	NM

Total long-term debt	2,932,524	2,891,133	3,079,468	3,235,351	4,089,636	1%	(28)%

Capital markets payables	740,852	292,975	542,829	965,442	1,383,447	153%	(46)%
Other liabilities (Restricted — $.1 million) (a)	748,708	785,389	816,224	939,736	937,826	(5)%	(20)%

Total liabilities (Restricted — $.9 billion) (a)	22,652,634	22,766,210	23,095,643	25,364,961	27,700,348	*	(18)%

Equity
Common stock	141,048	138,738	136,659	134,505	132,247	2%	7%
Capital surplus	1,251,776	1,208,649	1,170,916	1,128,286	1,087,252	4%	15%
Capital surplus common stock warrant — (CPP)	83,860	83,860	83,860	83,860	83,860	*	*
Undivided profits	809,624	891,580	1,005,244	1,100,462	1,265,073	(9)%	(36)%
Accumulated other comprehensive loss, net	(113,291)	(114,209)	(116,265)	(138,892)	(142,503)	1%	20%
Preferred stock capital surplus — (CPP)	802,760	798,685	794,630	790,596	786,582	1%	2%
Noncontrolling interest	295,165	295,165	295,165	295,165	295,165	*	*

Total equity	3,270,942	3,302,468	3,370,209	3,393,982	3,507,676	(1)%	(7)%

Total liabilities and equity	$25,923,576	$26,068,678	$26,465,852	$28,758,943	$31,208,024	(1)%	(17)%

NM — Not meaningful

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	See Glossary of Terms for definition of restricted balances.

(b)	Includes excess balances held at Fed.

(c)	1Q10 includes $9.1 million of foreclosed assets related to government insured mortgages.

(d)	1Q10 average core deposits were $14.2 billion.

(e)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE AND PERIOD-END LOANS Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Average Loans (Net)
Commercial
Commercial, financial and industrial (a)	$6,733,461	$6,950,869	$7,116,039	$7,506,773	$7,781,708	(3)%	(13)%
Real estate commercial (b)	1,457,865	1,515,861	1,535,943	1,542,081	1,492,906	(4)%	(2)%
Real estate construction (c)	857,426	1,066,399	1,245,618	1,455,626	1,689,863	(20)%	(49)%

Total commercial loans	9,048,752	9,533,129	9,897,600	10,504,480	10,964,477	(5)%	(17)%

Retail
Real estate residential (d)	7,259,916	7,469,502	7,674,360	7,907,748	8,095,128	(3)%	(10)%
Real estate construction (e)	166,806	287,856	460,742	672,011	880,537	(42)%	(81)%
Other retail	118,569	123,628	127,483	131,271	135,537	(4)%	(13)%
Credit card receivables	185,768	189,586	186,765	184,159	184,244	(2)%	1%
Restricted real estate loans (f)	890,376	663,497	676,339	693,643	709,144	34%	26%

Total retail loans	8,621,435	8,734,069	9,125,689	9,588,832	10,004,590	(1)%	(14)%

Total loans, net of unearned income	$17,670,187	$18,267,198	$19,023,289	$20,093,312	$20,969,067	(3)%	(16)%

Period-End Loans (Net)
Commercial
Commercial, financial and industrial (a)	$6,865,577	$7,159,370	$6,920,916	$7,400,396	$7,716,733	(4)%	(11)%
Real estate commercial (b)	1,430,801	1,479,888	1,537,099	1,506,911	1,501,964	(3)%	(5)%
Real estate construction (c)	761,900	924,475	1,130,710	1,337,330	1,550,158	(18)%	(51)%

Total commercial loans	9,058,278	9,563,733	9,588,725	10,244,637	10,768,855	(5)%	(16)%

Retail
Real estate residential (d)	7,152,059	7,362,458	7,590,699	7,785,906	8,016,018	(3)%	(11)%
Real estate construction (e)	105,375	229,487	361,930	557,822	772,982	(54)%	(86)%
Other retail	114,429	121,526	124,376	129,848	132,452	(6)%	(14)%
Credit card receivables	183,656	192,036	189,452	186,376	180,282	(4)%	2%
Restricted real estate loans (f)	870,427	654,644	669,503	681,238	701,888	33%	24%

Total retail loans	8,425,946	8,560,151	8,935,960	9,341,190	9,803,622	(2)%	(14)%

Total loans, net of unearned income	$17,484,224	$18,123,884	$18,524,685	$19,585,827	$20,572,477	(4)%	(15)%

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes loans to bank holding companies and trust preferred loans.

(b)	Includes nonconstruction income property loans.

(c)	Includes home builder, condominium, and income property construction loans.

(d)	Includes home equity loans, home equity lines of credit, and permanent mortgages.

(e)	Includes one-time close product.

(f)	Prior to 1Q10, includes on balance sheet securitizations of home equity loans. Beginning 1Q10, also includes $245.2 million loans consolidated due to the adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Assets:
Earning assets:
Loans, net of unearned income (Restricted — $.9 billion) (a) (b)	$17,670,187	$18,267,198	$19,023,289	$20,093,312	$20,969,067	(3)%	(16)%
Loans held for sale	490,626	469,803	470,583	622,799	626,679	4%	(22)%
Investment securities:
U.S. Treasuries	74,501	54,836	48,382	48,676	48,593	36%	53%
U.S. government agencies	2,282,005	2,253,498	2,330,247	2,522,800	2,685,774	1%	(15)%
States and municipalities	43,194	44,499	46,105	53,965	63,425	(3)%	(32)%
Other	283,476	299,273	313,632	308,690	292,151	(5)%	(3)%

Total investment securities	2,683,176	2,652,106	2,738,366	2,934,131	3,089,943	1%	(13)%

Capital markets securities inventory	880,448	959,678	857,382	965,581	1,117,165	(8)%	(21)%
Mortgage banking trading securities	57,105	93,354	123,698	139,584	171,978	(39)%	(67)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	620,832	681,501	561,920	652,978	806,704	(9)%	(23)%
Interest bearing cash (c)	481,259	618,011	418,549	766,842	656,841	(22)%	(27)%

Total other earning assets	1,102,091	1,299,512	980,469	1,419,820	1,463,545	(15)%	(25)%

Total earning assets	22,883,633	23,741,651	24,193,787	26,175,227	27,438,377	(4)%	(17)%

Allowance for loan losses (Restricted — $61.5 million) (b)	(906,970)	(937,967)	(985,785)	(1,008,254)	(889,630)	3%	(2)%
Cash and due from banks (Restricted — $.9 million) (b)	415,990	400,763	418,382	446,322	482,260	4%	(14)%
Capital markets receivables	125,459	127,458	170,915	245,646	269,417	(2)%	(53)%
Premises and equipment, net	311,822	318,237	324,162	326,482	332,241	(2)%	(6)%
Other assets (Restricted — $19.5 million) (b)	2,729,474	2,755,425	2,726,368	2,744,120	2,834,546	(1)%	(4)%

Total assets (Restricted — $.8 billion) (b)	$25,559,408	$26,405,567	$26,847,829	$28,929,543	$30,467,211	(3)%	(16)%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$3,105,164	$2,407,544	$2,073,658	$1,842,780	$1,792,241	29%	73%
Savings	4,881,791	4,559,086	4,583,064	4,259,822	4,629,345	7%	5%
Time deposits	1,853,591	2,153,346	2,157,904	2,125,493	2,216,411	(14)%	(16)%

Total interest-bearing core deposits	9,840,546	9,119,976	8,814,626	8,228,095	8,637,997	8%	14%
Certificates of deposit $100,000 and more	532,532	1,068,807	1,384,475	1,520,681	1,507,482	(50)%	(65)%

Federal funds purchased and securities sold under agreements to repurchase	2,800,856	2,679,348	2,484,470	2,510,423	2,266,424	5%	24%
Capital markets trading liabilities	589,886	598,772	478,103	492,706	575,446	(1)%	3%
Other short-term borrowings and commercial paper	337,966	1,235,576	1,842,458	3,403,174	4,212,480	(73)%	(92)%
Long-term debt:
Term borrowings (Restricted — $.9 billion) (b)	2,969,859	2,274,954	2,386,129	2,952,438	3,534,657	31%	(16)%
Other collateralized borrowings (d)	—	707,245	716,843	731,324	742,491	NM	NM

Total long-term debt	2,969,859	2,982,199	3,102,972	3,683,762	4,277,148	*	(31)%

Total interest-bearing liabilities	17,071,645	17,684,678	18,107,104	19,838,841	21,476,977	(3)%	(21)%

Noninterest-bearing deposits (Restricted — $1.3 million) (b)	4,375,034	4,489,902	4,444,556	4,616,789	4,388,807	(3)%	*
Capital markets payables	90,015	89,015	98,099	175,848	198,358	1%	(55)%
Other liabilities (Restricted — NM) (b)	727,433	764,170	785,674	856,678	823,929	(5)%	(12)%
Equity	3,295,281	3,377,802	3,412,396	3,441,387	3,579,140	(2)%	(8)%

Total liabilities and equity	$25,559,408	$26,405,567	$26,847,829	$28,929,543	$30,467,211	(3)%	(16)%

NM — Not meaningful
*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Includes loans on nonaccrual status.

(b)	See Glossary of Terms for definition of restricted balances.

(c)	Includes excess balances held at Fed.

(d)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: INCOME AND EXPENSE Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	$173,663	$181,672	$185,045	$197,779	$205,825	(4)%	(16)%
Loans held for sale	4,968	5,682	5,820	6,577	7,732	(13)%	(36)%
Investment securities:
U.S. Treasuries	168	240	238	229	223	(30)%	(25)%
U.S. government agencies	28,470	28,996	30,553	33,567	37,331	(2)%	(24)%
States and municipalities	123	174	154	390	371	(29)%	(67)%
Other	2,430	2,436	2,603	2,363	2,258	*	8%

Total investment securities	31,191	31,846	33,548	36,549	40,183	(2)%	(22)%

Capital markets securities inventory	8,258	9,172	7,972	9,588	10,198	(10)%	(19)%
Mortgage banking trading securities	1,535	2,571	3,852	4,525	5,500	(40)%	(72)%
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	57	92	119	242	505	(38)%	(89)%
Interest bearing cash	260	351	236	461	360	(26)%	(28)%

Total other earning assets	317	443	355	703	865	(28)%	(63)%

Total earning assets/interest income	$219,932	$231,386	$236,592	$255,721	$270,303	(5)%	(19)%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	$2,518	$1,732	$1,316	$896	$1,068	45%	136%
Savings	7,418	7,065	7,553	8,864	15,404	5%	(52)%
Time deposits	10,593	12,363	13,980	16,270	18,243	(14)%	(42)%

Total interest-bearing core deposits	20,529	21,160	22,849	26,030	34,715	(3)%	(41)%
Certificates of deposit $100,000 and more	3,375	4,473	5,809	7,967	9,459	(25)%	(64)%

Federal funds purchased and securities sold under agreements to repurchase	1,584	1,493	1,287	1,295	1,169	6%	36%
Capital markets trading liabilities	5,415	5,445	4,691	5,265	5,468	(1)%	(1)%
Other short-term borrowings and commercial paper	338	1,016	1,362	2,241	3,094	(67)%	(89)%
Long-term debt:
Term borrowings	7,860	6,554	8,396	12,235	18,085	20%	(57)%
Other collateralized borrowings (b)	—	957	1,065	1,377	1,515	NM	NM

Total long-term debt	7,860	7,511	9,461	13,612	19,600	5%	(60)%

Total interest-bearing liabilities/interest expense	$39,101	$41,098	$45,459	$56,410	$73,505	(5)%	(47)%

Net interest income-tax equivalent basis	$180,831	$190,288	$191,133	$199,311	$196,798	(5)%	(8)%
Fully taxable equivalent adjustment	(436)	(394)	(232)	(225)	(211)	11%	107%

Net interest income	$180,395	$189,894	$190,901	$199,086	$196,587	(5)%	(8)%

*	Amount is less than one percent.
Certain previously reported amounts have been reclassified to agree with current presentation.
Income amounts are adjusted to a fully taxable equivalent. Earning assets income is expressed net of unearned income.
(a)	Includes loans on nonaccrual status.
(b)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES Quarterly, Unaudited

(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09

Assets:
Earning assets:
Loans, net of unearned income (a)	3.98%	3.95%	3.86%	3.95%	3.97%
Loans held for sale	4.05	4.84	4.95	4.22	4.94
Investment securities:
U.S. Treasuries	0.91	1.74	1.95	1.89	1.86
U.S. government agencies	4.99	5.15	5.24	5.32	5.56
States and municipalities	1.14	1.57	1.34	2.89	2.34
Other	3.43	3.26	3.32	3.06	3.09

Total investment securities	4.65	4.80	4.90	4.98	5.20

Capital markets securities inventory	3.75	3.82	3.72	3.97	3.65
Mortgage banking trading securities	10.75	11.02	12.46	12.97	12.79
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	0.04	0.05	0.08	0.15	0.25
Interest bearing cash	0.22	0.22	0.22	0.24	0.22

Total other earning assets	0.12	0.14	0.14	0.20	0.24

Total earning assets / interest income	3.88%	3.88%	3.89%	3.91%	3.98%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Other interest-bearing deposits	0.33%	0.29%	0.25%	0.20%	0.24%
Savings	0.62	0.61	0.65	0.83	1.35
Time deposits	2.32	2.28	2.57	3.07	3.34

Total interest-bearing core deposits	0.85	0.92	1.03	1.27	1.63
Certificates of deposit $100,000 and more	2.57	1.66	1.66	2.10	2.54

Federal funds purchased and securities sold under agreements to repurchase	0.23	0.22	0.21	0.21	0.21
Capital markets trading liabilities	3.72	3.61	3.89	4.29	3.85
Other short-term borrowings and commercial paper	0.41	0.33	0.29	0.26	0.30
Long-term debt:
Term borrowings	1.06	1.15	1.41	1.66	2.05
Other collateralized borrowings (b)	—	0.54	0.59	0.75	0.82

Total long-term debt	1.06	1.01	1.22	1.48	1.83

Total interest-bearing liabilities / interest expense	0.93%	0.92%	1.00%	1.14%	1.38%

Net interest spread	2.95%	2.96%	2.89%	2.77%	2.60%
Effect of interest-free sources used to fund earning assets	0.24	0.23	0.25	0.28	0.29

Net interest margin	3.19%	3.19%	3.14%	3.05%	2.89%

Certain previously reported amounts have been reclassified to agree with current presentation.
Yields are adjusted to a fully taxable equivalent.
Earning assets yields are expressed net of unearned income.
Rates are expressed net of unamortized debenture cost for long-term debt.
Net interest margin is computed using total net interest income.
(a)	Includes loans on nonaccrual status.

(b)	As of January 1, 2010, balances included in restricted term borrowings in conjunction with adoption of amendments to ASC 810.

MORTGAGE SERVICING RIGHTS Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

First Liens
Fair value beginning balance	$296,115	$281,045	$318,937	$361,343	$354,394	5%	(16)%
Adjustment due to adoption of amendments to ASC 810 (a)	(197)	—	—	—	—
Addition of mortgage servicing rights	—	—	—	—	189
Reductions due to loan payments	(8,793)	(10,198)	(12,265)	(18,513)	(17,480)
Reductions due to sale	—	—	—	(77,591)	—
Reclassification from trading securities	—	—	11,077	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (b)	(26,968)	25,323	(36,724)	52,590	26,740
Other changes in fair value	926	(55)	20	1,108	(2,500)

Fair value ending balance	$261,083	$296,115	$281,045	$318,937	$361,343	(12)%	(28)%

Second Liens
Fair value beginning balance	$1,174	$1,850	$10,007	$11,029	$13,558	(37)%	(91)%
Adjustment due to adoption of amendments to ASC 810 (a)	(928)	—	—	—	—
Reductions due to loan payments	(7)	(676)	(441)	(1,136)	(2,524)
Reductions due to sale	—	—	(8,134)	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (b)	3	—	—	6	(5)
Other changes in fair value	—	—	418	108	—

Fair value ending balance	$242	$1,174	$1,850	$10,007	$11,029	(79)%	(98)%

HELOC
Fair value beginning balance	$5,322	$6,387	$8,152	$8,652	$8,892	(17)%	(40)%
Adjustment due to adoption of amendments to ASC 810 (a)	(1,168)	—	—	—	—
Addition of mortgage servicing rights	—	—	—	—	11
Reductions due to loan payments	(521)	(1,113)	(510)	(776)	(419)
Reductions due to sale	—	—	(1,548)	—	—
Changes in fair value due to:
Other changes in fair value	1	48	293	276	168

Fair value ending balance	$3,634	$5,322	$6,387	$8,152	$8,652	(32)%	(58)%

Total Consolidated
Fair value beginning balance	$302,611	$289,282	$337,096	$381,024	$376,844	5%	(20)%
Adjustment due to adoption of amendments to ASC 810 (a)	(2,293)	—	—	—	—
Addition of mortgage servicing rights	—	—	—	—	200
Reductions due to loan payments	(9,321)	(11,987)	(13,216)	(20,425)	(20,423)
Reductions due to sale	—	—	(9,682)	(77,591)	—
Reclassification from trading securities	—	—	11,077	—	—
Changes in fair value due to:
Changes in valuation model inputs or assumptions (b)	(26,968)	25,323	(36,724)	52,596	26,735
Other changes in fair value	930	(7)	731	1,492	(2,332)

Fair value ending balance	$264,959	$302,611	$289,282	$337,096	$381,024	(12)%	(30)%

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	See Glossary of Terms for definition of ASC 810 adjustment.

(b)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

BUSINESS SEGMENT HIGHLIGHTS Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Regional Banking
Total revenues (a)	$209,070	$221,970	$220,535	$228,622	$217,662	(6)%	(4)%
Provision for loan losses	52,166	46,524	96,449	56,201	107,242	12%	(51)%
Noninterest expenses	161,702	157,575	172,298	177,870	171,088	3%	(5)%

Income/(loss) before income taxes	(4,798)	17,871	(48,212)	(5,449)	(60,668)	NM	92%
Provision/(benefit) for income taxes	(2,129)	6,471	(18,300)	(2,142)	(22,943)	NM	91%

Net income/(loss)	$(2,669)	$11,400	$(29,912)	$(3,307)	$(37,725)	(123)%	93%

Capital Markets
Total revenues (a)	$116,926	$121,320	$132,115	$183,615	$210,787	(4)%	(45)%
Noninterest expenses	84,126	75,119	80,421	95,359	135,625	12%	(38)%

Income before income taxes	32,800	46,201	51,694	88,256	75,162	(29)%	(56)%
Provision for income taxes	12,279	17,326	19,434	33,210	28,278	(29)%	(57)%

Net income	$20,521	$28,875	$32,260	$55,046	$46,884	(29)%	(56)%

Corporate
Total revenues (a)	$30,908	$17,456	$33,163	$17,582	$5,720	77%	NM
Noninterest expenses	20,191	32,802	17,790	26,405	17,065	(38)%	18%

Income/(loss) before income taxes	10,717	(15,346)	15,373	(8,823)	(11,345)	NM	NM
Provision/(benefit) for income taxes	(4,789)	(9,913)	5,743	(9,705)	(9,419)	52%	49%

Net income/(loss)	$15,506	$(5,433)	$9,630	$882	$(1,926)	NM	NM

Non-Strategic
Total revenues (a)	$71,754	$75,332	$108,906	$53,450	$161,764	(5)%	(56)%
Provision for loan losses	52,834	88,476	88,551	203,799	192,758	(40)%	(73)%
Noninterest expenses	76,654	124,847	79,392	102,852	84,025	(39)%	(9)%

Loss before income taxes	(57,734)	(137,991)	(59,037)	(253,201)	(115,019)	58%	50%
Benefit for income taxes	(21,754)	(51,995)	(22,245)	(95,406)	(43,339)	58%	50%

Net loss from continuing operations	(35,980)	(85,996)	(36,792)	(157,795)	(71,680)	58%	50%
Loss from discontinued operations, net of tax	(7,271)	(1,690)	(10,200)	(308)	(648)	NM	NM

Net loss	$(43,251)	$(87,686)	$(46,992)	$(158,103)	$(72,328)	51%	40%

Total Consolidated
Total revenues (a)	$428,658	$436,078	$494,719	$483,269	$595,933	(2)%	(28)%
Provision for loan losses	105,000	135,000	185,000	260,000	300,000	(22)%	(65)%
Noninterest expenses	342,673	390,343	349,901	402,486	407,803	(12)%	(16)%

Loss before income taxes	(19,015)	(89,265)	(40,182)	(179,217)	(111,870)	79%	83%
Benefit for income taxes	(16,393)	(38,111)	(15,368)	(74,043)	(47,423)	57%	65%

Net loss from continuing operations	(2,622)	(51,154)	(24,814)	(105,174)	(64,447)	95%	96%
Loss from discontinued operations, net of tax	(7,271)	(1,690)	(10,200)	(308)	(648)	NM	NM

Net loss	$(9,893)	$(52,844)	$(35,014)	$(105,482)	$(65,095)	81%	85%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes noninterest income and net interest income.

REGIONAL BANKING Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Income Statement
Net interest income	$133,160	$140,078	$137,419	$141,634	$137,847	(5)%	(3)%
Noninterest income	75,910	81,892	83,116	86,988	79,815	(7)%	(5)%

Total revenues	209,070	221,970	220,535	228,622	217,662	(6)%	(4)%

Noninterest expense	161,702	157,575	172,298	177,870	171,088	3%	(5)%
Provision for loan losses	52,166	46,524	96,449	56,201	107,242	12%	(51)%

Income/(loss) before income taxes	$(4,798)	$17,871	$(48,212)	$(5,449)	$(60,668)	(127)%	92%

Efficiency ratio	77.34%	70.99%	78.13%	77.80%	78.60%

Balance Sheet (millions)
Average loans	$10,724	$11,064	$11,319	$11,818	$12,099	(3)%	(11)%
Average other earning assets	174	156	161	287	367	12%	(53)%
Total average earning assets	10,898	11,220	11,480	12,105	12,466	(3)%	(13)%
Average core deposits	12,163	11,290	10,808	10,635	10,465	8%	16%
Average other deposits	520	642	876	1,011	997	(19)%	(48)%
Total average deposits	12,683	11,932	11,684	11,646	11,462	6%	11%
Total period end deposits	12,888	12,554	11,553	11,783	11,826	3%	9%
Total period end assets	$11,381	$11,915	$11,693	$12,317	$12,834	(4)%	(11)%

Net interest margin	4.96%	4.95%	4.75%	4.69%	4.48%
Loan yield	4.02	3.97	3.95	3.99	3.97
Deposit average yield	0.73	0.80	0.90	1.07	1.43

Noninterest Income Detail (thousands)
Deposit transactions and cash management	$35,538	$40,711	$41,272	$41,293	$38,594	(13)%	(8)%
Insurance commissions	5,132	4,726	5,020	5,406	5,493	9%	(7)%
Trust services and investment management	7,290	7,685	7,368	7,672	6,840	(5)%	7%
Bankcard income	4,079	4,460	4,487	4,356	4,158	(9)%	(2)%
Mortgage banking	3,508	4,204	4,819	8,722	6,864	(17)%	(49)%
Other service charges	3,381	3,345	3,813	4,298	3,681	1%	(8)%
Miscellaneous revenue	16,982	16,761	16,337	15,241	14,185	1%	20%

Total noninterest income	$75,910	$81,892	$83,116	$86,988	$79,815	(7)%	(5)%

Key Statistics
Locations
Financial centers	182	183	183	200	202	(1)%	(10)%
Full service	167	168	168	168	168	*	*
Teller-only	15	15	15	32	34	*	(56)%

Trust assets
Total assets (millions)	$9,359	$9,574	$9,705	$9,017	$8,872	(2)%	5%
Total managed assets (millions)	4,580	4,728	4,736	4,508	4,467	(3)%	3%

Mortgage production
First lien production (millions)	$185	$192	$234	$445	$408	(4)%	(55)%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CAPITAL MARKETS Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Income Statement
Net interest income	$2,320	$3,333	$3,009	$4,091	$4,533	(30)%	(49)%

Noninterest income:
Fixed income	105,270	110,985	120,528	170,106	196,985	(5)%	(47)%
Other	9,336	7,002	8,578	9,418	9,269	33%	1%
Total noninterest income	114,606	117,987	129,106	179,524	206,254	(3)%	(44)%

Total revenues	116,926	121,320	132,115	183,615	210,787	(4)%	(45)%

Noninterest expense	84,126	75,119	80,421	95,359	135,625	12%	(38)%

Income before income taxes	$32,800	$46,201	$51,694	$88,256	$75,162	(29)%	(56)%

Efficiency ratio	71.95%	61.92%	60.87%	51.93%	64.34%
Fixed income average daily revenue	$1,726	$1,790	$1,883	$2,700	$3,229	(4)%	(47)%

Balance Sheet (millions)
Average trading inventory	$880	$960	$857	$964	$1,116	(8)%	(21)%
Average other earning assets	626	668	541	616	726	(6)%	(14)%
Average total earning assets	1,506	1,628	1,398	1,580	1,842	(7)%	(18)%
Total period end assets	2,399	1,672	2,269	2,719	3,082	43%	(22)%

Net interest margin	0.62%	0.81%	0.85%	1.04%	1.00%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

CORPORATE Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Income Statement
Net interest income	$6,019	$7,696	$8,494	$6,158	$4,044	(22)%	49%
Noninterest income	25,077	9,820	24,669	11,536	1,677	155%	NM
Securities losses, net	(188)	(60)	—	(112)	(1)	NM	NM

Total revenues	30,908	17,456	33,163	17,582	5,720	77%	NM
Noninterest expense	20,191	32,802	17,790	26,405	17,065	(38)%	18%

Income/(loss) before income taxes	$10,717	$(15,346)	$15,373	$(8,823)	$(11,345)	170%	194%

Average Balance Sheet (millions)
Total earning assets	$3,042	$3,150	$3,000	$3,565	$3,458	(3)%	(12)%
Net interest margin	0.80%	0.97%	1.12%	0.69%	0.47%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

NON-STRATEGIC Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Income Statement
Net interest income	$38,896	$38,786	$41,979	$47,203	$50,163	*	(22)%
Noninterest income	34,576	37,397	66,862	6,465	111,602	(8)%	(69)%
Securities gains/(losses), net	(1,718)	(851)	65	(218)	(1)	NM	NM

Total revenues	71,754	75,332	108,906	53,450	161,764	(5)%	(56)%

Noninterest expense	76,654	124,847	79,392	102,852	84,025	(39)%	(9)%
Provision for loan losses	52,834	88,476	88,551	203,799	192,758	(40)%	(73)%

Loss before income taxes	$(57,734)	$(137,991)	$(59,037)	$(253,201)	$(115,019)	58%	50%

Average Balance Sheet (millions)
Loans	$6,943	$7,196	$7,702	$8,268	$8,861	(4)%	(22)%
Loans held for sale	317	333	339	380	386	(5)%	(18)%
Trading securities	57	93	125	141	173	(39)%	(67)%
Mortgage servicing rights	275	283	321	326	416	(3)%	(34)%
Other assets	261	314	231	169	437	(17)%	(40)%
Total assets	7,853	8,219	8,718	9,284	10,273	(4)%	(24)%
Escrow balances	583	803	923	1,202	1,337	(27)%	(56)%
Net interest margin	2.12%	1.99%	2.00%	2.12%	2.10%

Noninterest Expense Detail (thousands)
Foreclosure and repurchase provision	$40,675	$59,344	$25,751	$29,098	$12,267	(31)%	NM
Salaries and benefits	4,724	7,801	8,348	7,391	9,704	(39)%	(51)%
Contract labor and outsourcing	4,134	6,087	5,062	5,260	7,381	(32)%	(44)%
Equipment and occupancy	1,202	5,137	2,097	1,880	3,116	(77)%	(61)%
Other expenses	25,919	46,478	38,134	59,223	51,557	(44)%	(50)%

Total noninterest expense	$76,654	$124,847	$79,392	$102,852	$84,025	(39)%	(9)%

Mortgage warehouse (millions)
Ending warehouse balance (loans held for sale)	$309	$307	$333	$331	$373	1%	(17)%

NM — Not meaningful

* Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

NON-STRATEGIC: SERVICING (a) Quarterly, Unaudited

						1Q10 Change vs.
(Thousands)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Servicing Income
Service fees	27,677	27,864	29,668	27,787	35,124	(1)%	(21)%
Change in MSR value — runoff	(8,816)	(10,199)	(12,009)	(18,432)	(18,607)	14%	53%
Hedging results	10,905	24,153	30,783	6,155	84,725	(55)%	(87)%

Total servicing income	$29,766	$41,818	$48,442	$15,510	$101,242	(29)%	(71)%

Key Servicing Metrics (millions)
Beginning servicing portfolio	$40,616	$44,233	$46,453	$62,948	$66,575
Additions to portfolio, net of REO transfers	(373)	(433)	(385)	(247)	(352)
Prepayments	(993)	(1,321)	(1,551)	(2,543)	(3,275)
Amortization	(272)	(280)	(284)	(300)	—
Service release sales	—	—	—	(65)	—
Bulk sale	—	(1,583)	—	(13,340)	—
Ending servicing portfolio (owned)	$38,978	$40,616	$44,233	$46,453	$62,948	(4)%	(38)%

Average servicing portfolio (owned)	$39,543	$42,069	$44,906	$47,621	$55,470	(6)%	(29)%
Average loans serviced (#)	224,374	247,113	272,855	288,362	334,199	(9)%	(33)%

Portfolio Product Mix (Average)
GNMA	2%	2%	2%	2%	2%
FNMA/FHLMC	57%	54%	51%	50%	54%
Private	39%	43%	46%	46%	42%

Sub-Total	98%	99%	99%	98%	98%
Warehouse	2%	1%	1%	2%	2%

Total	100%	100%	100%	100%	100%

Other Portfolio Statistics
Net service fees — annualized (bps)	25	24	24	24	24
Total service fees — annualized (bps)	28	26	26	23	25

Ancillary income per loan (annualized)	$69.93	$65.12	$61.03	$49.19	$67.07	7%	4%
Servicing cost per loan (annualized)	$29.73	$34.41	$104.75	$81.31	$30.77	(14)%	(3)%

Average servicing asset (millions)	275	283	321	310	334
Servicing book value (bps)	70	67	71	65	60

90+ Delinquency rate, excluding foreclosures (b)	9.99%	9.53%	8.38%	7.04%	6.80%

Change in MSR asset / average servicing asset	4%	6%	21%	(18)%	37%
Run-off rate — annualized	7%	9%	11%	14%	20%

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Includes servicing of first liens, second liens and HELOC.

(b)	Delinquency rates exclude second liens and HELOC.

CAPITAL HIGHLIGHTS Quarterly, Unaudited

						1Q10 Change vs.
(Dollars in millions, except per share amounts)	1Q10	4Q09	3Q09	2Q09	1Q09	4Q09	1Q09

Tier 1 capital (a)	$3,484.9	$3,507.8	$3,563.7	$3,596.3	$3,709.0	(1)%	(6)%
Tier 2 capital (a)	1,021.5	1,183.2	1,191.3	1,205.5	1,295.6	(14)%	(21)%

Total capital (a)	$4,506.4	$4,691.0	$4,755.0	$4,801.8	$5,004.6	(4)%	(10)%

Risk weighted assets (a)	$21,065.3	$21,400.4	$21,999.5	$23,123.4	$24,771.8	(2)%	(15)%
Tier 1 ratio (a)	16.54%	16.39%	16.20%	15.55%	14.97%
Tier 2 ratio (a)	4.85	5.53	5.41	5.22	5.23

Total capital ratio (a)	21.39%	21.92%	21.61%	20.77%	20.20%

Tier 1 common ratio (a) (b)	9.91%	9.88%	9.88%	9.56%	9.40%
Leverage ratio (a)	13.71%	13.36%	13.34%	12.49%	12.23%
Shareholders’ equity/assets ratio (c)	12.62%	12.67%	12.73%	11.80%	11.24%
Adjusted tangible common equity/RWA (a) (b) (d)	9.07%	9.06%	9.06%	8.71%	8.61%
Tangible common equity/tangible assets (b)	7.67%	7.75%	7.85%	7.27%	7.07%
Tangible book value per common share (b) (e)	$8.75	$8.90	$9.15	$9.21	$9.74
Book value per common share (e)	$9.63	$9.81	$10.13	$10.25	$10.79

NM — Not meaningful

*	Amount is less than one percent.

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	Current quarter is an estimate.

(b)	Refer to the Non-GAAP to GAAP Reconciliation on page 32 of this financial supplement.

(c)	Calculated on period-end balances.

(d)	See Glossary of Terms for definition of ratios.

(e)	Shares restated for stock dividends distributed through April 1, 2010.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											1Q10 Change vs.
(Thousands)	1Q10		4Q09		3Q09		2Q09		1Q09		4Q09	1Q09

Allowance for Loan Losses Walk-Forward
Beginning reserve	$896,914		$944,765		$961,482		$940,932		$849,210		(5)%	6%
Adjustment due to adoption of amendments to ASC 810 (a)	24,578		—		—		—		—		NM	NM
Provision	105,000		135,000		185,000		260,000		300,000		(22)%	(65)%
Charge-offs	(193,955)		(196,908)		(212,561)		(250,330)		(217,161)		1%	11%
Recoveries	11,523		14,057		10,844		10,880		8,883		(18)%	30%

Ending balance (Restricted — $59.8 million) (b)	$844,060		$896,914		$944,765		$961,482		$940,932		(6)%	(10)%

Reserve for off-balance sheet commitments	18,737		19,685		20,308		22,823		19,511		(5)%	(4)%
Total allowance for loan losses plus reserve	$862,797		$916,599		$965,073		$984,305		$960,443		(6)%	(10)%

Allowance for Loan Losses
Regional Banking	$420,562		$427,429		$434,683		$392,099		$404,311		(2)%	4%
Non-Strategic	423,498		469,485		510,082		569,383		536,621		(10)%	(21)%

Total allowance for loan losses	$844,060		$896,914		$944,765		$961,482		$940,932		(6)%	(10)%

Non-Performing Assets
Regional Banking
Nonperforming loans	$329,600		$271,021		$318,309		$265,017		$219,199		22%	50%
Foreclosed real estate	27,934		29,862		17,176		29,787		31,140		(6)%	(10)%

Total Regional Banking	$357,534		$300,883		$335,485		$294,804		$250,339		19%	43%

Non-Strategic
Nonperforming loans — including held for sale (c)	$598,608		$666,663		$801,410		$861,941		$913,909		(10)%	(35)%
Foreclosed real estate	85,072		83,847		83,594		76,333		87,905		1%	(3)%

Total Non-Strategic	$683,680		$750,510		$885,004		$938,274		$1,001,814		(9)%	(32)%

Total nonperforming assets	$1,041,214		$1,051,393		$1,220,489		$1,233,078		$1,252,153		(1)%	(17)%

Net Charge-Offs
Regional Banking	$59,032		$53,777		$53,866		$68,413		$62,272		10%	(5)%
Non-Strategic	123,400		129,074		147,852		171,036		146,006		(4)%	(15)%

Total net charge-offs	$182,432		$182,851		$201,718		$239,449		$208,278		*	(12)%

Consolidated Key Ratios (d)
NPL %	5.02%		4.96%		5.87%		5.64%		5.44%
NPA %	5.63		5.56		6.38		6.15		5.98
Net charge-offs %	4.13		4.00		4.24		4.77		3.97
Allowance / loans	4.83		4.95		5.10		4.91		4.57
Allowance / NPL	0.96	x	1.00	x	0.87	x	0.87	x	0.84	x
Allowance / NPA	0.85	x	0.89	x	0.80	x	0.79	x	0.76	x
Allowance / Charge-offs	1.16	x	1.23	x	1.17	x	1.00	x	1.13	x

Other
Loans past due 90 days or more (e)	$167,191		$182,343		$173,634		$182,468		$250,801		(8)%	(33)%
Guaranteed portion (e)	46,957		40,252		42,271		36,379		40,205		17%	17%
Foreclosed real estate from GNMA loans	9,054		11,481		10,619		10,464		13,607		(21)%	(33)%

Period-end loans, net of unearned income (millions)	$17,484		$18,124		$18,525		$19,586		$20,572		(4)%	(15)%

Off-balance sheet commitments (millions) (f)	$5,204		$5,453		$5,537		$5,882		$6,077		(5)%	(14)%

Certain previously reported amounts have been reclassified to agree with current presentation.

NM — Not meaningful

*	Amount is less than one percent

(a)	See Glossary of Terms for definition of ASC 810 adjustment.

(b)	See Glossary of Terms for definition of restricted balances.

(c)	1Q10 includes $51.3 million of loans held for sale.

(d)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(e)	Includes loans held for sale.

(f)	Amount of off-balance sheet commitments for which a reserve has been provided.

ASSET QUALITY: CONSOLIDATED Quarterly, Unaudited

											1Q10 Change vs.
	1Q10		4Q09		3Q09		2Q09		1Q09		4Q09	1Q09

Key Portfolio Details
Commercial (C&I and Other)
Period-end loans ($ millions)	$6,856		$7,135		$6,899		$7,381		$7,676		(4)%	(11)%

30+ Delinq. % (a)	1.02%		0.96%		1.25%		0.82%		1.53%
NPL %	2.86		1.90		2.13		1.52		1.35
Charge-offs % (qtr. annualized)	1.67		1.21		2.48		1.43		1.55

Allowance / loans %	4.28%		3.88%		3.78%		3.40%		2.97%
Allowance / charge-offs	2.60	x	3.29	x	1.48	x	2.35	x	1.89	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,674		$1,774		$1,845		$1,871		$1,938		(6)%	(14)%

30+ Delinq. % (a)	3.11%		3.13%		2.19%		2.82%		4.23%
NPL %	10.81		10.35		10.87		8.67		6.30
Charge-offs % (qtr. annualized)	4.37		6.13		3.46		6.40		3.36

Allowance / loans %	8.62%		8.67%		8.29%		5.77%		5.21%
Allowance / charge-offs	1.94	x	1.38	x	2.37	x	0.87	x	1.53	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$528		$640		$835		$986		$1,133		(18)%	(53)%

30+ Delinq. % (a)	3.89%		3.71%		4.15%		5.29%		10.43%
NPL %	49.38		42.94		42.35		39.44		36.34
Charge-offs % (qtr. annualized)	21.19		22.22		13.41		17.22		18.10

Allowance / loans %	9.69%		8.12%		9.17%		9.87%		8.59%
Allowance / charge-offs	0.41	x	0.31	x	0.62	x	0.53	x	0.44	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$6,084		$6,931		$7,148		$7,356		$7,609		(12)%	(20)%

30+ Delinq. % (a)	2.21%		2.31%		2.28%		2.12%		2.01%
NPL %	0.30		0.26		0.14		0.08		0.07
Charge-offs % (qtr. annualized)	2.91		2.93		3.04		3.01		2.38

Allowance / loans %	2.87%		3.10%		3.21%		3.04%		3.06%
Allowance / charge-offs	0.97	x	1.04	x	1.04	x	0.99	x	1.27	x

Permanent Mortgage
Period-end loans ($ millions)	$1,068		$1,086		$1,113		$1,112		$1,109		(2)%	(4)%

30+ Delinq. % (a)	6.29%		8.49%		8.09%		9.44%		10.11%
NPL %	11.09		9.02		8.65		6.97		4.48
Charge-offs % (qtr. annualized)	10.44		4.65		6.27		7.97		3.47

Allowance / loans %	7.86%		11.41%		9.06%		8.85%		7.06%
Allowance / charge-offs	0.75	x	2.45	x	1.46	x	1.08	x	2.04	x

OTC, Credit Card, and Other (b)
Period-end loans ($ millions)	$403		$558		$685		$881		$1,108		(28)%	(64)%

30+ Delinq. % (a)	2.12%		5.22%		3.12%		5.77%		2.68%
NPL %	24.91		34.03		40.89		40.58		38.51
Charge-offs % (qtr. annualized)	17.52		18.07		19.60		22.75		16.61

Allowance / loans %	9.21%		13.54%		18.12%		20.83%		18.39%
Allowance / charge-offs	0.45	x	0.68	x	0.81	x	0.81	x	1.01	x

Restricted real estate loans (c)
Period-end loans ($ millions) (d)	$870		N/A		N/A		N/A		N/A		NM	NM

30+ Delinq. % (a)	3.72%		N/A		N/A		N/A		N/A
NPL %	0.19		N/A		N/A		N/A		N/A
Charge-offs % (qtr. annualized)	4.78		N/A		N/A		N/A		N/A

Allowance / loans %	6.87%		N/A		N/A		N/A		N/A
Allowance / charge-offs	1.40	x	N/A		N/A		N/A		N/A

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	1Q10 select OTC balances – PE loans: $105.4 million; NPL: $100.5 million; Allowance: $24.7 million; Net Charge-offs: $17.1 million.

(c)	Prior to 1Q10, certain amounts were included in Consumer Real Estate. Includes $245.2 million loans consolidated on January 1, 2010 due to the adoption of amendments to ASC 810.

(d)	Includes $800.5 million of consumer real estate loans and $69.9 million of permanent mortgage loans.

ANALYSIS OF INDIVIDUALLY IMPAIRED LOANS AND NPL AND ORE ROLLFORWARDS Unaudited

(Millions)	Reserves	Balances	Reserve Rate

Commercial Portfolio Reserves
Individually impaired loans with reserves	$50.2	$159.6	31.43%
Individually impaired loans without reserves	—	397.2	—
All other loans	438.7	8,501.5	5.16%

Total	$488.9	$9,058.3	5.40%

(Millions)	1Q10	4Q09	3Q09	2Q09	1Q09

NPL Rollforward (a)
Beginning NPLs	$784	$981	$1,021	$1,064	$998
+ Additions	182	147	254	232	316
+ Principal Increase	13	9	7	19	13
- Payments	(113)	(175)	(130)	(113)	(81)
- Net Charge-Offs	(95)	(114)	(125)	(155)	(149)
- Transfer to OREO	(32)	(62)	(46)	(25)	(32)
- Upgrade to Accrual	—	(2)	—	(1)	(1)

Ending NPLs	$739	$784	$981	$1,021	$1,064

(a) Includes Commercial and One-Time Close Portfolios only

(Millions)	1Q10	4Q09	3Q09	2Q09	1Q09

ORE Inventory Rollforward (b)
Beginning Balance	$113.7	$100.8	$106.1	$119.0	$104.3
Valuation adjustments	(5.9)	(10.0)	(10.4)	(12.6)	(6.8)

Adjusted Balance	$107.8	$90.8	$95.7	$106.4	$97.5
+ New OREO	47.1	74.8	65.2	38.5	39.2
+ Capitalized Expenses	1.6	1.0	4.0	0.4	0.1
Disposals:
- Single Transactions	(43.5)	(52.9)	(49.6)	(24.4)	(16.8)
- Bulk Sales	—	—	(6.0)	(10.6)	—
- Auctions	—	—	(8.5)	(4.2)	(1.0)

Ending Balance	$113.0	$113.7	$100.8	$106.1	$119.0

(b)	OREO (excludes foreclosed real estate from GNMA loans)

ASSET QUALITY: REGIONAL BANKING Quarterly, Unaudited

											1Q10 Change vs.
	1Q10		4Q09		3Q09		2Q09		1Q09		4Q09	1Q09

Total Regional Banking
Period-end loans ($ millions)	$10,735		$11,180		$11,093		$11,635		$12,039		(4)%	(11)%

30+ Delinq. % (a)	1.32%		1.56%		1.73%		1.28%		1.97%
NPL %	3.07		2.42		2.87		2.28		1.82
Charge-offs % (qtr. annualized)	2.20		1.94		1.90		2.31		2.06

Allowance / loans %	3.92%		3.82%		3.92%		3.37%		3.36%
Allowance / charge-offs	1.78	x	1.99	x	2.02	x	1.43	x	1.62	x

Key Portfolio Details

Commercial (C&I and Other)
Period-end loans ($ millions)	$6,218		$6,475		$6,257		$6,725		$7,008		(4)%	(11)%

30+ Delinq. % (a)	1.13%		1.05%		1.35%		0.88%		1.63%
NPL %	2.17		1.51		1.74		1.33		1.23
Charge-offs % (qtr. annualized)	1.82		1.23		1.92		1.52		1.64

Allowance / loans %	3.91%		3.53%		3.68%		3.34%		3.04%
Allowance / charge-offs	2.17	x	2.95	x	1.86	x	2.16	x	1.84	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$1,454		$1,522		$1,556		$1,557		$1,596		(4)%	(9)%

30+ Delinq. % (a)	1.96%		3.30%		2.57%		1.74%		3.19%
NPL %	6.90		6.53		7.25		5.46		3.25
Charge-offs % (qtr. annualized)	2.57		3.16		1.84		6.15		2.44

Allowance / loans %	7.97%		8.61%		8.53%		5.31%		5.19%
Allowance / charge-offs	3.09	x	2.72	x	4.63	x	0.84	x	2.11	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$259		$300		$358		$407		$450		(14)%	(42)%

30+ Delinq. % (a)	2.64%		5.42%		6.57%		5.88%		7.27%
NPL %	35.04		22.97		26.00		21.39		17.29
Charge-offs % (qtr. annualized)	20.80		15.39		7.73		7.81		11.34

Allowance / loans %	10.78%		8.44%		9.12%		10.02%		10.15%
Allowance / charge-offs	0.48	x	0.50	x	1.10	x	1.21	x	0.83	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$2,501		$2,552		$2,595		$2,619		$2,642		(2)%	(5)%

30+ Delinq. % (a)	1.25%		1.30%		1.44%		1.29%		1.25%
NPL %	0.13		0.19		0.13		0.13		0.12
Charge-offs % (qtr. annualized)	0.68		0.94		0.83		0.81		1.05

Allowance / loans %	0.94%		1.19%		1.04%		1.12%		1.79%
Allowance / charge-offs	1.36	x	1.26	x	1.24	x	1.37	x	1.71	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$302		$331		$327		$328		$342		(9)%	(12)%

30+ Delinq. % (a)	1.60%		1.89%		1.98%		1.77%		1.83%
NPL %	0.13		0.08		0.08		0.12		0.12
Charge-offs % (qtr. annualized)	3.53		4.42		3.54		5.05		3.40

Allowance / loans %	3.47%		3.55%		3.67%		4.60%		4.54%
Allowance / charge-offs	0.96	x	0.82	x	1.03	x	0.91	x	1.34	x

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

ASSET QUALITY: NON-STRATEGIC Quarterly, Unaudited

											1Q10 Change vs.
	1Q10		4Q09		3Q09		2Q09		1Q09		4Q09	1Q09

Total Non-Strategic Lending
Period-end loans ($ millions)	$6,749		$6,944		$7,432		$7,951		$8,533		(3)%	(21)%

30+ Delinq. % (a)	3.62%		3.67%		3.27%		4.12%		4.39%
NPL %	8.87		9.60		10.78		10.84		10.71
Charge-offs % (qtr. annualized)	7.11		7.17		7.68		8.27		6.59

Allowance / loans %	6.27%		6.76%		6.86%		7.16%		6.29%
Allowance / charge-offs	0.86	x	0.91	x	0.86	x	0.83	x	0.92	x

Key Portfolio Details

Commercial (C&I and Other) (b)
Period-end loans ($ millions)	$638		$660		$642		$656		$668		(3)%	(4)%

30+ Delinq. % (a)	0.03%		0.06%		0.22%		0.26%		0.49%
NPL %	9.66		5.73		5.95		3.48		2.66
Charge-offs % (qtr. annualized)	0.08		1.03		8.03		0.47		0.69

Allowance / loans %	7.92%		7.24%		4.72%		4.06%		2.22%
Allowance / charge-offs	106.43	x	7.27	x	0.58	x	8.58	x	3.11	x

Income CRE (Income-producing Commercial Real Estate)
Period-end loans ($ millions)	$220		$253		$290		$314		$341		(13)%	(35)%

30+ Delinq. % (a)	10.76%		2.11%		0.16%		8.16%		9.10%
NPL %	36.67		33.32		30.28		24.59		20.52
Charge-offs % (qtr. annualized)	15.38		22.13		11.45		7.59		7.49

Allowance / loans %	12.96%		9.01%		6.98%		8.09%		5.30%
Allowance / charge-offs	0.77	x	0.36	x	0.56	x	0.99	x	0.68	x

Residential CRE (Homebuilder and Condominium Construction)
Period-end loans ($ millions)	$269		$340		$477		$579		$682		(21)%	(61)%

30+ Delinq. % (a)	5.09%		2.19%		2.33%		4.87%		12.52%
NPL %	63.23		60.60		54.60		52.10		48.91
Charge-offs % (qtr. annualized)	21.54		27.42		17.44		23.53		22.46

Allowance / loans %	8.63%		7.84%		9.21%		9.77%		7.56%
Allowance / charge-offs	0.35	x	0.23	x	0.47	x	0.37	x	0.31	x

Consumer Real Estate (Home Equity Installment and HELOC)
Period-end loans ($ millions)	$3,583		$4,380		$4,553		$4,737		$4,967		(18)%	(28)%

30+ Delinq. % (a)	2.88%		2.89%		2.75%		2.58%		2.41%
NPL %	0.42		0.30		0.15		0.06		0.04
Charge-offs % (qtr. annualized)	4.45		4.08		4.27		4.21		3.07

Allowance / loans %	4.21%		4.22%		4.45%		4.10%		3.74%
Allowance / charge-offs	0.93	x	1.01	x	1.02	x	0.96	x	1.19	x

Permanent Mortgage
Period-end loans ($ millions)	$1,040		$1,059		$1,084		$1,082		$1,075		(2)%	(3)%

30+ Delinq. % (a)	6.33%		8.57%		8.17%		9.60%		10.36%
NPL %	11.34		9.22		8.85		7.13		4.58
Charge-offs % (qtr. annualized)	10.71		4.77		6.44		8.20		3.57

Allowance / loans %	8.00%		11.62%		9.25%		9.07%		7.26%
Allowance / charge-offs	0.74	x	2.44	x	1.46	x	1.08	x	2.03	x

OTC and Other Consumer (c)
Period-end loans ($ millions)	$129		$253		$386		$582		$799		(49)%	(84)%

30+ Delinq. % (a)	3.90%		9.58%		4.21%		7.90%		3.01%
NPL %	78.20		74.96		72.59		61.37		53.40
Charge-offs % (qtr. annualized)	37.55		30.66		29.26		30.02		20.93

Allowance / loans %	21.26%		25.50%		29.19%		28.96%		23.59%
Allowance / charge-offs	0.38	x	0.67	x	0.79	x	0.80	x	0.99	x

Restricted real estate loans (d)
Period-end loans ($ millions) (e)	$870		N/A		N/A		N/A		N/A		NM	NM

30+ Delinq. % (a)	3.72%		N/A		N/A		N/A		N/A
NPL %	0.19		N/A		N/A		N/A		N/A
Charge-offs % (qtr. annualized)	4.78		N/A		N/A		N/A		N/A

Allowance / loans %	6.87%		N/A		N/A		N/A		N/A
Allowance / charge-offs	1.40	x	N/A		N/A		N/A		N/A

*	Amount is less than one percent

Certain previously reported amounts have been reclassified to agree with current presentation.

(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(b)	Includes trust preferred loan portfolio and other exited businesses.

(c)	1Q10 select OTC balances – PE loans: $105.4 million; NPL: $100.5 million; Allowance: $24.7 million; Net Charge-offs: $17.1 million.

(d)	Prior to 1Q10, certain amounts were included in Consumer Real Estate. Includes $245.2 million loans consolidated on January 1, 2010 due to the adoption of amendments to ASC 810.

(e)	Includes $800.5 million of consumer real estate loans and $69.9 million of permanent mortgage loans.

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — COMMERCIAL Unaudited

C&I Portfolio: $6.9 Billion (39% of Total Loans)
-	Primarily relationship customers in TN and regional middle market lending efforts

-	Diverse by industry, good granularity

-	Impacted by deterioration in overall economic conditions

-	Trust preferred loans and bank-related exposures most severely impacted

% OS

General Corporate, Commercial, and Business Banking Loans	87%
Mortgage Warehouse Line Balances	5%
Trust Preferred Loans	5%
Bank Holding Company Lending	3%

Income CRE Portfolio: $1.7 Billion (10% of Total Loans)

-	Traditional commercial real estate construction and mini-permanent loans

-	87% managed by regional banking segment (approx)

-	Only 13% in non-strategic CRE business: wind-down portfolio (approx)

-	Poor economic conditions impacting vacancy levels, rate of stabilization, and rental rates

-	Lack of available financing combined with a weak economy impacting property valuations

-	Expect a prolonged period of portfolio underperformance versus historical expectations

Top 10 States

	% OS	% NPL

TN	45.94%	3.82%
NC	9.70%	20.06%
GA	6.32%	4.08%
FL	5.98%	43.54%
TX	4.23%	14.70%
MS	3.69%	4.24%
WA	3.56%	15.14%
SC	3.49%	2.41%
WV	2.05%	0.00%
AZ	1.77%	59.57%

As of 3/31/10

Residential CRE Portfolio: $528 Million (3% of Total Loans)

-	Loans to residential builders and developers

-	Performance severely impacted by the housing market

-	Wind-down portfolio: In early 2008 ceased originations for national CRE lending; balances have decreased by 80% since March 2008

Top 10 States

	% OS	% NPL

TN	30.57%	21.40%
FL	11.24%	78.27%
NC	8.96%	51.27%
WA	5.79%	55.37%
TX	5.13%	21.22%
CA	4.50%	42.28%
CO	4.30%	99.28%
VA	4.13%	15.74%
MD	2.83%	56.50%
SC	2.51%	82.13%

As of 3/31/10

ASSET QUALITY HIGHLIGHTS: KEY PORTFOLIOS — CONSUMER Unaudited

Consumer Real Estate (primarily Home Equity) Portfolio: $6.1 Billion (35% of Total Loans)

-	Performance stabilizing

-	Geographically diverse
-	Top States (TN = 34%, CA = 15%, VA = 4%, WA = 4%)
-	Strong borrower quality
-	736 avg. portfolio origination FICO; 727 avg. portfolio FICO (refreshed)
-	Good collateral position
-	High LTV loans managed through whole loan insurance

-	28% first lien and 72% second lien

-	86% of uninsured portfolio <90 CLTV

-	14% of uninsured portfolio is HLTV, 64% of which (or 8.7%) have FICO >700

-	FHN has not originated loans >89.9% CLTV since September 2007
-	Good borrower capacity (37% avg. DTI)

-	Primarily retail-sourced (85% retail)

-	Mix of older vintage loans
-	49% originated prior to 2006
-	Statistics include $800.5 million of restricted real estate loans

Top 10 States

	% OS	Del. %	C/O %

TN	34%	1.28%	.69%
CA	15%	3.13%	5.46%
VA	4%	1.88%	2.68%
WA	4%	2.40%	2.66%
GA	3%	2.74%	4.70%
MD	3%	2.36%	2.45%
FL	3%	4.11%	8.77%
AZ	2%	4.51%	10.79%
PA	2%	1.96%	2.16%
NJ	2%	2.13%	2.09%

As of 3/31/10

Retail vs. Wholesale Originations

	% OS	Del. %	C/O %

Retail	85.36%	2.03%	2.43%
Wholesale	12.07%	4.53%	7.67%
Other	2.57%	2.81%	1.58%

As of 3/31/10

Portfolio Breakdown by LTV and FICO

	<=80%	80% - 90%	>90%

>=740	32.3%	14.6%	5.0%
720-739	7.0%	4.5%	1.9%
700-719	7.0%	4.3%	1.9%
660-699	7.8%	4.0%	3.2%
620-659	2.5%	1.3%	1.2%
<620	0.8%	0.3%	0.5%
*excludes whole loan insurance

As of 3/31/10

		Balance	Origination Characteristics					QTD
	Vintage	%	CLTV	FICO	% Broker *	% TN	% 1st lien	NCO’s %

	pre-2002	5%	76%	718	16%	48%	35%	1.56%
	2003	9%	75%	730	16%	33%	41%	.99%
	2004	14%	79%	727	27%	23%	27%	2.26%
	2005	20%	80%	732	19%	19%	17%	3.99%
	2006	17%	77%	735	6%	25%	18%	4.24%
	2007	19%	79%	740	14%	27%	19%	4.45%
	2008	9%	76%	749	10%	70%	52%	2.03%
	2009	6%	72%	754	2%	84%	59%	.18%
	2010	1%	72%	750	2%	88%	48%	.00%

	Total	100%	78%	736	15%	34%	28%	3.04%
*	Correspondent and Wholesale

Permanent Mortgage Portfolio: $1.1 Billion (6% of Total Loans)
-	Portfolio performance varies by underlying pools

-	National portfolios winding-down

-	Originations consist of OTC completed construction loans

-	Geographically diverse

-	Balanced origination sources
-	48% retail; 52% wholesale
-	Documentation type
-	63% full doc; 35% stated; 2% other
-	Product type
-	65% jumbo; 18% Alt A; 17% other
-	Statistics include $69.9 million of restricted real estate loans

Top 10 States

	% OS	Del. %

CA	23%	3.94%
TX	10%	5.74%
WA	8%	4.18%
AZ	6%	8.78%
VA	5%	5.92%
OR	5%	8.80%
FL	4%	19.38%
UT	4%	12.94%
MD	4%	1.92%
TN	3%	3.97%

As of 3/31/10

ASSET QUALITY: PROCESS HIGHLIGHTS

Product	Current Process

Commercial Loans (Real Estate / C&I)
Risk Grading
Reserves are established using historical loss factors by grade level. Relationship managers risk rate each loan using grades that reflect both the probability of default and estimated loss in the event of default. Loans with emerging weaknesses receive increased oversight through our Watch List process.
Watch List Process
For new Watch List loans, senior credit management reviews risk grade appropriateness and action plans. After initial identification, relationship managers prepare regular updates for review and discussion by more senior business line and credit officers. This oversight is intended to bring consistent grading and allow timely identification of loans that need to be further downgraded or placed on non-accrual status.
Classified and Non-Accruals
When a loan becomes classified, the asset generally transfers to the specialists in our Loan Rehab and Recovery group where the accounts receive more active management and detailed monitoring; at this time, new appraisals are typically ordered for real estate collateral dependent credits.
Loans are placed on non-accrual status if it becomes evident that full collection of principal and interest is at risk, or if loans become 90 days or more past due.
Impairment Assessment
Generally, classified non-accrual loans over $1 million are deemed to be impaired in accordance with GAAP and are assessed for impairment measurement. For impaired assets viewed as collateral dependent, fair value estimates are obtained from a recently received and reviewed appraisal. Appraised values are adjusted down for costs associated with asset disposal and for our estimate of any further deterioration in values since the most recent appraisal. Upon the determination of impairment, we charge off the full difference between book value and our best estimate of the asset’s net realizable value. For assets evaluated using a discounted cash flow (“DCF”) methology, loans are discounted using the applicable note rate, and typically reserves are maintained.

Home Equity Loans and Lines
For home equity loans and lines, reserve levels are established through the use of segmented roll rate models. Loans are classified substandard at 90 days delinquent. Our collateral position is assessed prior to the asset becoming 180 days delinquent. If the value does not support foreclosure, balances are charged-off and other avenues of recovery are pursued. If the value supports foreclosure, the loan is charged down to net realizable value and is placed on non-accrual status. When collateral is taken to OREO, the asset is assessed for further write down to a percentage of appraised value.

GLOSSARY OF TERMS

Adjusted Tangible Equity/RWA: Shareholders’ equity excluding intangible assets and unrealized gains/losses on available for sale securities and cash flow hedges divided by risk weighted assets.
Appraisal Fees: A fee charged to the borrower for the cost of appraising a property.
ASC 310 Fee Deferral: The timing difference between collecting and recognizing origination fees on a loan not carried at elected fair value. For loans held for sale not carried at elected fair value, origination fees are recognized at the time the loan is sold, not at the time the loan is originated.
ASC 310 Reclassification: The reclassification of the cost of originating mortgage warehouse loans, not carried at elected fair value, sold during the period.
ASC 810 Adjustment: Adjustment to reflect the initial application of Accounting Standards Update No. 2009-17, which includes the initial effects of consolidating previously off-balance sheet securitization trusts. The net impact of initial adoption was offset through a cumulative effect adjustment to undivided profits.
Core Business Segments: Management treats regional banking, capital markets, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.
Credit Report Fee: A fee charged to the borrower for the cost of obtaining the borrower’s credit report.
Final Inspection Fee: A fee charged to the borrower to inspect a property.
Individually Impaired Loans: Commercial loans over $1 million that are not expected to pay all contractually due principal and interest and consumer loans that have experienced a troubled debt restructuring and are individually evaluated for impairment. The estimated loss on these loans is determined using a discounted cash flow (“DCF”) methodology or the estimated fair value of the underlying collateral less costs to sell, if the loan is considered collateral dependent. In accordance with accounting requirements, DCF loans are discounted using the applicable note rate, and typically reserves are maintained for DCF loans. Collateral dependent loans are generally charged off to the estimate of collateral value less cost to sell leaving no associated reserve.
Lower of Cost or Market (LOCOM): A method of accounting for certain assets by recording them at the lower of their historical cost or their current market value.
Origination Fees: A fee charged to the borrower by the lender to originate a loan. Usually stated as a percentage of the face value of the loan.
Restricted Balances: Assets of a consolidated variable interest entity that can be used only to settle obligations of the consolidated variable interest entity and liabilities of a consolidated variable interest entity for which creditors (or beneficial interest holders) do not have recourse to the general credit of the primary beneficiary.

Asset Quality — Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period end loans.
NPA %: Ratio is nonperforming assets related to the loan portfolio to total period end loans plus foreclosed real estate and other assets.
Net charge-offs %: Ratio is annualized net charge-offs to total average loans.
Allowance / Loans: Ratio is allowance for loan losses to total period end loans.
Allowance to loans excluding insured loans: Ratio is allowance for loan losses to total period end loans excluding insured loans.
Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.
Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.
Allowance / Charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

NON-GAAP to GAAP RECONCILIATION Quarterly, Unaudited

(Millions)	1Q10	4Q09	3Q09	2Q09	1Q09

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$3,270.9	$3,302.5	$3,370.2	$3,394.0	$3,507.7
Less: Preferred stock capital surplus — CPP	802.8	798.7	794.6	790.6	786.6
Less: Noncontrolling interest (a)	295.2	295.2	295.2	295.2	295.2

(B) Total common equity	$2,172.9	$2,208.6	$2,280.4	$2,308.2	$2,425.9
Less: Intangible assets (GAAP) (b)	199.2	203.8	218.9	234.3	235.9

(C) Tangible common equity (Non-GAAP)	$1,973.7	$2,004.8	$2,061.5	$2,073.9	$2,190.0
Less: Unrealized gains on AFS securities, net of tax	63.3	64.9	67.5	59.2	57.4

(D) Adjusted tangible common equity (Non-GAAP) (c)	$1,910.4	$1,939.9	$1,994.0	$2,014.7	$2,132.6

Tangible Assets (Non-GAAP)
(E) Total assets (GAAP)	$25,923.6	$26,068.7	$26,465.9	$28,758.9	$31,208.0
Less: Intangible assets (GAAP) (b)	199.2	203.8	218.9	234.3	235.9

(F) Tangible assets (Non-GAAP)	$25,724.4	$25,864.9	$26,247.0	$28,524.6	$30,972.1

Period-end Shares Outstanding
(G) Period-end shares outstanding	225.7	225.2	225.2	225.1	224.8

Tier 1 Common (Non-GAAP)
(H) Tier 1 capital (d) (e)	$3,484.9	$3,507.8	$3,563.7	$3,596.3	$3,709.0
Less: Preferred stock capital surplus — CPP	802.8	798.7	794.6	790.6	786.6
Less: Noncontrolling interest — FTBNA preferred stock (a) (f)	294.8	294.8	294.8	294.8	294.8
Less: Trust preferred (g)	300.0	300.0	300.0	300.0	300.0

(I) Tier 1 common (Non-GAAP)	$2,087.3	$2,114.3	$2,174.3	$2,210.9	$2,327.6

Risk Weighted Assets
(J) Risk weighted assets (d) (e)	$21,065.3	$21,400.4	$21,999.5	$23,123.4	$24,771.8

Ratios
(C)/(F) Tangible common equity to tangible assets (TCE/TA) (Non-GAAP)	7.67%	7.75%	7.85%	7.27%	7.07%
(A)/(E) Total equity to total assets (GAAP)	12.62%	12.67%	12.73%	11.80%	11.24%
(C)/(G) Tangible book value per common share (Non-GAAP)	$8.75	$8.90	$9.15	$9.21	$9.74
(B)/(G) Book value per common share (GAAP)	$9.63	$9.81	$10.13	$10.25	$10.79
(I)/(J) Tier 1 common ratio (Non-GAAP)	9.91%	9.88%	9.88%	9.56%	9.40%
(H)/(E) Tier 1 capital to total assets (GAAP)	13.44%	13.46%	13.47%	12.50%	11.88%
(D)/(J) Adjusted tangible common equity to risk weighted assets (TCE/RWA) (Non-GAAP) (c)	9.07%	9.06%	9.06%	8.71%	8.61%

(a)	Included in total equity on the consolidated balance sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

(c)	See Glossary of Terms for definition of ratio.

(d)	Current quarter is an estimate.

(e)	Defined by and calculated in conformity with bank regulations.

(f)	Represents FTBNA preferred stock included in noncontrolling interest.

(g)	Included in term borrowings on the consolidated balance sheet.

First Horizon National Corporation First Quarter 2010 Earnings April 16, 2010

Portions of this presentation use non-GAAP financial information. Each of those portions is so noted, and a reconciliation of that non-GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. This presentation contains forward-looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as "believe" "expect" "anticipate" "intend" "estimate" "should" "is likely" "will" "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10-Q and 10-K. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments.

Continued Strategic Progress in First Quarter 2010

Ability to Execute	Proactive on Asset Quality	▪ Provision expense declined 22% from 4Q09 ▪ NPAs declined 1% from 4Q09, down 17% year over year ▪ Reserve decrease of $53mm in 1Q10, despite addition of certain restricted consumer real estate loan balances
	Strong Capital Position[1]	▪ Tier 1 ratio of 16.5% ▪ Tier 1 Common of 9.9% ▪ TCE + Reserves of 13.4% ▪ TCE/TA of 7.7%
Reducing Risk	Improved Liquidity Position	▪ Consolidated average core deposits increased 4.5% from 4Q09 and 9% year over year ▪ Period end loan to core deposit ratio improved to 114% from 122% in 4Q09 and 149% in 1Q09
	Balance Sheet Reduction	▪ Non-Strategic period end loans decreased 3% or ~$200mm from 4Q09 ▪ Total period end assets declined 1% to $26B ▪ Repurchased debt for a $17.1mm gain
Refocusing on Core Businesses	Solid Regional Banking Franchise	▪ Average Regional Banking core deposits up 8% linked quarter and 16% year over year ▪ NIM strong at 4.96% in 1Q10, up 1bps linked quarter ▪ Increased spreads by 75bps from 1Q09 to 1Q10[2] ▪ Stable credit trends in Home Equity and Income CRE, mixed results in core C&I, and continued deterioration in bank-related exposures
	Strong Capital Markets Business	▪ Continued strong fixed income average daily revenue of $1.7mm in 1Q10, down slightly from $1.8mm in 4Q09 ▪ Completed shut-down of institutional equity research business

FIRST HORIZON NATIONAL CORPORATION

[1]Current quarter is estimate; Tier 1 Common, TCE, & TA are non-GAAP numbers, and a reconciliation is provided in the appendix. [2]Spread is loan yield minus deposit cost.

3

Financial Results

Consolidated Financial Results Loss per share of $0.12 after discontinued operations Net loss available to common shareholders of $28mm $(15)mm impact of TARP CPP preferred Pre-tax, pre-provision income1 of $86mm, up $40mm from 4Q09 Provision at $105mm $53mm reserve decrease Fourth consecutive quarter of lower provision expense and third of reserve decrease Net charge-offs flat at $182mm from $183mm in 4Q09 and down 12% from 1Q09 Non-Interest Income at $248mm in 1Q10 Continued solid fixed income sales $17.1mm gain on repurchase of debt Expenses at $343mm in 1Q10, down 12% or $48mm from 4Q09 Non-Strategic expenses declined 39% or $48mm from reduced repositioning costs and lower environmental expenses Environmental costs: $41mm of mortgage repurchase reserve expense $10mm of foreclosure expense Period-end shares increased to 226mm2 Prior quarters restated to reflect stock dividend Numbers may not add to total due to rounding. 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. 2At 3/31/10.

Regional Banking Capital Markets Corporate Non-Strategic Core Business Segment Highlights 1Q10 Drivers / Impacts Repurchase Reserve of $(41)mm in 1Q10 vs. $(59)mm in 4Q09 $209 $(162) 1Q10 Revenue 1Q10 Expense $117 $(84) $31 $(20) $72 $(77) Core Business (subtotal) Total $357 $(266) $429 $(343) 4Q09 Pre-Tax, Pre-Provision Earnings1 1Q10 Resumed normal rate of incentive provisioning Seasonal FICA expense increase Foreclosure expense of $(4)mm in 1Q10 vs $(2)mm in 4Q09 Average daily revenue of $1.7mm in 1Q10 vs. $1.8mm in 4Q09 Lower hedging results of $11mm in 1Q10 vs. $24mm 4Q09 Lower NSF fees from seasonality in 1Q10 $47 $33 $11 Debt repurchase and termination of related hedging relationships for gain of $17.1mm in 1Q10 $91 $(5) $86 1Pre-tax, pre-provision is a non-GAAP number and is pre-tax income excluding provision; a reconciliation is provided in the appendix. $64 $46 $(15) $95 $(49) $46 Linked Quarter Change $mm / Percent $(13) or (6)% $(4) or (4)% $13 or 77% $(4) or (5)% $(4) or (1)% $(7) or (2)% $4 or 3% $9 or 12% $(13) or (38)% $1 or 0% $(48) or (39)% $(48) or (12)%

Expenses Decline, Environmental Costs Drop But Remain Elevated Consolidated expenses down 12% to $343mm from 4Q09 to 1Q10 Non-Strategic expenses declined 39% Restructuring, repositioning and efficiency expenses down by $21mm from 4Q09 to 1Q10 Environmental costs remain elevated, although down $21mm linked quarter Continued elevated foreclosure costs of $10mm in 1Q10 vs. $13mm in 4Q09 Lower mortgage repurchase reserve expense of $41mm in 1Q10 vs. $59mm in 4Q09 Expenses by Business Line Environmental Costs 1Q09 2Q09 3Q09 4Q09 1Q10 Regional Banking 171.088 177.87 172.298 157.575 161.702 Capital Markets 135.625 95.359 80.421 75.119 84.126 Corporate 5.72 17.582 33.163 17.456 30.908 Non-Strategic 84.025 102.852 79.392 124.847 76.654 $390 $350 $402 $408 $343 $500M 1Q09 2Q09 3Q09 4Q09 1Q10 Reinsurance Provision 14.3 8.2 - Consumer Repurchase Provision 10 11.982 -0.158 Mortgage Repurchase Provision 12.3 29.1 25.8 59.3 41 Foreclosure Expense 10 21.798 21.221 13.144 10.5 FDIC special assessment - 12.6 - - $73 $47 $84 $47 $52 $100M

Mortgage Repurchase-Related Expenses Driving Elevated Environmental Costs Pre-2005 Pre-2006 2006 2007 2008 2009 % of repurchase requests 0.02 0.09 0.17 0.6 0.14 0 % of FHN originations by vintage 0.36 0.26 0.25 0.15 0 Increased repurchase requests from GSE’s as delinquencies rise GSE loans represented ~60% of originations1 Slow resolution process Rescission rate of 40-50% Loss severity of 50-55% Sold mortgage origination platform in August 2008 Numbers may not add due to rounding. 1Based on UPB. 2Requests reflect pipeline as of 3/31/10. Repurchase Requests by Vintage2 Mortgage Repurchase Reserve Pipeline of Repurchase Requests1 1Q09 2Q09 3Q09 4Q09 1Q10 Pipeline 153.2 162.8 208.7 256.4 304 New Requests 78 78 90 125 116 Resolved 23.4 32.9 49.6 86 69 $320M

Strong Balance Sheet and Net Interest Margin Trends Period end total assets declined to $25.9B in 1Q10 Period end Non-Strategic loans decreased $195mm from 4Q09 Continued consolidated average core deposit growth Consolidated NIM steady at 3.19% in 1Q10 Core businesses NIM1 at 3.72% Widening spreads on new and renewed loans with improved pricing Weighted average rate paid on core deposits declined Adverse impact of non-accruals 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 Loss of Yield and Int Reversals 16 20 23 17 16 17 13 14 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 Regional Banking 9.6 9.8 10.465 10.635 10.808 11.29 12.163 Capital Markets 0.2 0.2 0.3095 0.1361 0.164 0.1384 0.1627 Corporate 1.2 1.6 1.06938 1.034431 1.459944 1.515362 1.468224 Non-Strategic 1 0.7 1.500619 1.205275 0.808856 0.802934 0.582873 $10.5 $10.6 $10.8 $11.3 $12.2 Yields and Rates Adverse Impact of Non-Accruals Net Interest Margin by Segment1 Regional Banking Average Core Deposits 1Core businesses NIM is a non-GAAP number relating to the three core business segments: Regional Banking, Capital Markets, and Corporate. It is calculated in the same basic manner as First Horizon (consolidated) NIM, by dividing fully tax equivalent net interest income for the three core segments by average earning assets for those segments. 2Spread is loan yield minus deposit cost. 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 Loan Yield 0.0529 0.0512 0.048 0.0397 0.0395 0.0386 0.0395 0.0398 Deposit Cost 0.0244 0.0229 0.0211 0.0163 0.0127 0.0103 0.0092 0.0085 Spread2 (right axis) 285 283 269 234 268 283 303 313 $14B

Asset Quality

Asset Quality Overview1 Peer Median FHN Consolidated FHN Regional Bank FHN Capital Markets3 FHN Non-Strategic3 Reserves 0.0274 0.0483 0.0392 0.058 0.0627 Reserves and Charge-Offs Reserves vs. Peers2 1Asset quality ratios as of 3/31/10. 2Peer Median includes Top 50 banks by asset size as of 4Q09. 3Non-Strategic reserve excludes LOCOM. Net charge-offs flat to 4Q09 at $182mm or 4.13% (annualized) of average loans1. 1Q10 results include: $3.5mm of losses associated with the addition of certain restricted consumer real estate loan balances $13.5mm of losses related to an acceleration of net charge-off recognition in permanent mortgage Reserves for loan losses decreased $53mm linked quarter to $844mm or 4.83% of period end loans1 Decrease despite addition of certain restricted consumer real estate loans to the balance sheet Slight reserve increase for commercial-purpose loans Significant reserve decrease driven by release in OTC and perm mortgage 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 Provision 43.352 156.519 240 220 340 270 Net Charge-Offs 31.384 50.793 99.138 127.672 154.693 191.2 208.3 239.4 201.7 182.9 182.4 Net Charge-Offs -31.384 -50.793 -99.138 -127.672 -154.693 -195 Reserve 245.163 353.067 494.989 597.452 779.565 858 Reserve Increase/ Decrease 11.968 105.726 140.862 91.9 185.307 88.8 91.7 20.6 -16.7 -47.9 -52.9 Reserve % of Loans (right axis) 0.0108 0.0155 0.022 0.0259 0.0352 0.0399 0.0457 0.0491 0.051 0.0495 0.0483 Provision 0.0108 0.0155 0.022 0.0259 0.0352 0.0399 0.0457 0.0491 0.051 0.0495 $182 $208 $239 $202 $183 $325B

Non-Performing Assets Declining ORE Activity2 NPLs Activity1 Numbers may not add due to rounding. 1Includes Commercial and One-Time Close Portfolios only. 2ORE excludes foreclosed real estate from GNMA loans. NPAs Declining, Problem Loan Resolution Efforts Continue NPAs declined $10mm or 1% linked-quarter, down for the fourth straight quarter and down 17% year over year NPL levels down 1% overall OTC down significantly: wind down Home Equity and Permanent Mortgage up: loan modifications and delayed foreclosure pipeline C&I up: TRUPs/bank related as well as some core C&I exposures Aggregate inflows up, outflows down relative to an exceptional 4Q09 ORE decreased 1% Lower inflow levels roughly offset outflows 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 NPLs 208.3 307.1 537.3 770 900 1054.4 1133.108 1126.958 1119.719 937.684 929 ORE 60 85.3 83.7 106.1 115.5 103.6 119 106.1 100.8 113.7 113 (1)% 16% 14% 8% (2)% (1)% (14)% $1.4B

Income CRE Portfolio: Stress to Remain through 2010 Construction Land Mini-Perm/Non-Construction Property Type 0.182 0.118 0.7 Construction 18% Land 12% Mini-Perm/ Construction 70% 2Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 30+ Delq. 0.52 0.0196 0.0057 0.0143 0.0347 0.0242 0.0423 0.0282 0.0219 0.0313 0.0311 Net Charge-Offs (ann.) 0.74 0.0013 0.0194 0.0063 0.0024 0.0273 0.0336 0.064 0.0346 0.0613 0.0437 NPLs/Total Loans 0.0354 0.0372 0.0502 0.063 0.0867 0.1087 0.1035 0.1081 Retail Multi-Family Office Industrial Land Other Hospitality Income CRE by balances 0.24 0.19 0.15 0.12 0.11 0.11 0.08 Other 11% Land 11% Industrial 12% Hospitality 8% Retail 24% Multi-Family 19% Office 15% Portfolio Characteristics Performance Collateral Type1 Loan Type1 1As of 3/31/10; NPLs as a percentage of each portfolio. Traditional commercial real estate construction and mini-permanent loans Balances of $1.7B at 3/31/10; 87% managed in Regional Banking Proactively managing problem projects and maturities to regulatory standards Net charge-offs down $9mm linked quarter to $19mm Reserves of 8.6% at 3/31/10 Stabilizing delinquency and NPL balances; portfolio grade deterioration slowing vs. 2009 Likely to remain at current stressed performance levels into 2011

1Q09 2Q09 3Q09 4Q09 1Q10 30+ Delq. 0.0153 0.0082 0.0125 0.0096 0.0102 NPLs/Total Loans 0.0135 0.0152 0.0213 0.019 0.0286 Net Charge-Offs (Ann.) 0.0155 0.0143 0.0248 0.0121 0.0167 NPLs/Total Loans without TRUPs/Bank Related 0 0 0 0 0.0186 C&I Portfolio: Core Stable; TRUPS, Bank-Related Loans Stressed All Other C&I TRUPs Bank-Related Correspondent Banking Property Type 0.79 0.07 0.03 0.11 All Other C&I 79% TRUPs 7% Consolidated C&I Portfolio TRUPS and Bank-Related Loans Bank Related Loans 3% Other Correspondent Banking 11% NPLs/Total Loans of 2.04% without TRUPs and Bank Related loans $6.9B portfolio, diversified by industry, managed in Regional Bank Performance impacted disproportionately by TRUPs and bank-related loans $28mm 1Q10 net charge-offs: $19mm of bank-related/TRUPs losses, $9mm other C&I losses $21mm 4Q09 net charge-offs: no bank-related/TRUPs losses, $21mm other C&I losses NPLs up $60mm linked quarter Approximately half are TRUPs and bank-related - expected continued deterioration Approximately half are other C&I Not viewed as a trend and counter to other positive portfolio indicators Improving weighted average risk grade, improving watch list levels/trends, increased upgrade activity Increasing number of non-accrual loans remain current on payment obligations C&I consolidated reserves of 4.28% at 3/31/10

C&I Portfolio: TRUPS & Bank-Related Loans 1Q10 TRUPs & Bank-Related Loans C&I w/o TRUPs & Bank-Related Loans Total C&I Portfolio PE Balances ($mm) $697 $6,160 $6,856 Reserves ($mm) $1201 $209 $293 Reserve Coverage 17.25%1 3.39% 4.28% NPL % 10.13% 2.04% 2.86% NCO %2 3.17% 1.49% 1.67% Impact of TRUPS and Bank-Related Loans 1Reserve Coverage includes $35.6 million of LOCOM on TRUPs. 2NCO% is QTD Annualized. $697mm balances in TRUPS and bank-related loans $301mm whole-loan TRUPs to banks $164mm whole-loan TRUPs to insurance companies $131mm loans to bank holding companies $101mm other loans secured by bank stock Fed Funds lines also extended to many correspondents: not committed, very short term Significant management focus is directed at this portfolio - TRUPs and bank holding company loans are re-graded quarterly 17.25% reserve coverage on these portfolios

30 Day Del. 1/8/2008 Feb March April May June July Aug Sept Oct Nov Dec 1/1/2009 Feb March April May June July Aug Sept Oct Nov Dec Jan 102 Feb Mar Regional Banking 0.0154 0.016 0.0164 0.0145 0.0131 0.0112 0.011 0.0121 0.0123 0.0127 0.0139 0.0133 0.0125 0.0132 0.0125 0.0124 0.0129 0.0128 0.0142 0.0133 0.0144 0.0147 0.0133 0.0131 0.0137 0.0132 0.0125 Non-Strategic 0.0149 0.0149 0.0145 0.0137 0.0134 0.0131 0.0134 0.0147 0.016 0.0175 0.0214 0.0229 0.0233 0.0241 0.0241 0.0243 0.0249 0.0262 0.0265 0.0265 0.0279 0.0282 0.0288 0.0293 0.0318 0.032 0.0304 Industry 0.0328 0.0349 0.0347 0.0356 0.0368 0.0382 0.0394 0.0417 0.0431 0.0442 0.0486 Consumer Real Estate Portfolio 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 Regional Banking 0.52 0.004 0.0064 0.0076 0.015 0.0081 0.0123 0.0105 0.0081 0.0083 0.0094 0.0068 Non-Strategic 0.74 0.0034 0.0062 0.0102 0.0191 0.017 0.021 0.0307 0.0421 0.0427 0.0408 0.0445 New Restricted3 0.0849 30+ Delinquency: Non-Strategic vs. Regional1 Net-Charge Offs4 Vintage Mix Industry1 = 13.57% Non-Strategic Portfolio Run-Off 1Source: McDash industry data as of January 2010. FHN data excludes FHB. 2Addition of restricted consumer real estate loan balances to B/S disproportionately increased delinquency beginning January 2010. 3Represents ~$200mm of new restricted; total restricted NCO % equals 4.78%. 4Net Charge-Offs are annualized. Delinquency, Run-Off, and Vintage Mix include $800.5mm of restricted real estate loans. 1Q09 2Q09 3Q09 4Q09 1Q10 Period End Balance 4265 4056 3883 3727 3591 Historical on B/S Securitizations 702 681 670 655 638 New Restricted 171 Constant Pre-Payment Rate 0.15 0.17 0.13 0.14 0.1592 $5.0B

96% Non-Strategic Portfolios: OTC, Perm Mortgage, & Res CRE 1Perm Mortgage reflects consolidated asset quality trends. $13.5mm of losses related to an acceleration of net charge-off recognition in 1Q10. One-Time Close Permanent Mortgage1 Non-Strategic Res CRE OTC balances down 54% from 4Q09 to $105mm Balances dispositioned via pay-off, modification to perm mortgage portfolio, or to ORE Reserves equal 23.5% of balances at 3/31/10 Perm mortgage portfolio 30 day del. trends improving NPLs up: loan modifications, protracted foreclosure processes Net charge-offs elevated in 1Q10 related to acceleration of loss recognition Reserves reduced: delinquency trends, model refinements Non-Strategic Res CRE balances down 21% 1Q10 to $269mm Decreasing NPL balances and net charge-offs Reserves of 8.6% at 1Q10 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 OTC Commitments 3.4 3 2.6 2 1.5 1.3 1 0.776 0.412 0.263 0.124 OTC Balances 2.2 2 1.8 1.5 1.2 0.981 0.773 0.558 0.362 0.229 0.105 Unfunded Commitments 1 0.8 0.5 0.3 0.3 0.23 0.218 0.06 0.034 0.022 $3.0B 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 Perm Mortgage Balances 647 1004 1080 1127 1075 1082 1084 1059 1040 30+Del. 0.0636 0.0738 0.0694 0.1036 0.096 0.0817 0.0857 0.0633 Net Charge-Offs Ann. 0.663175 0.0115 0.0022 0.0057 0.0357 0.082 0.0644 0.0477 0.1071 $1.2B 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 Res CRE Balances 1.432 1.4 1.1 0.927 0.78 0.682 0.579 0.477 0.34 0.269 Res CRE Commitments 0.9 2 1.6 0.4 0.7 0.3 0.1 0.1 0.09 0.04 0.9 0.4 0.7 0.3 0.1 0.1 0.0057 NPLs as % of portfolio 0.078 0.1207 0.2202 0.3203 0.4097 0.4891 0.521 0.546 0.606 0.6323 30+day Del. 0.0428 0.0662 0.0505 0.0319 0.1252 0.0487 0.0233 0.0219 0.0509 86% $2.5B

Credit Expectations and Risks Summary Numbers may not add due to rounding. 1Other includes OTC, Credit Card, Other, and Restricted Real Estate Loans. 4At 12/31/09. 2010 Outlook (assuming stable/improving economy): C&I portfolio should be stable/improving with the exception of TRUPs and bank-related loans, which will likely further deteriorate Income CRE trends likely to remain stressed but somewhat stable Quarter to quarter volatility is possible due to the average size of Income CRE and TRUPs/bank-related loans Non-Strategic CRE portfolios continue to wind down Home Equity losses should decrease in second half of 2010 OTC portfolio should be fully resolved 2010 net charge-offs and reserves should be lower than 2009 levels if current economic trends continue

Summary Earnings power within core franchise Regional Banking shows solid trends in net interest margin and core deposits Capital Markets' fixed income revenues remain strong; normalizing along with market conditions Proactive approach to credit quality reflected with lower provision expense, NPA decline and reserve decrease Non-Strategic segment's impact on results declined Capital and liquidity remain strong Positioned for revenue growth when economy improves On track to return to sustained profitability

Appendix

Segment Structure Reflects Strategic Focus FIRST HORIZON NATIONAL CORPORATION Capital Markets Regional Banking Commercial Business Banking PC/Wealth Management Corporate Banking CRE Retail (TN Origination) Correspondent Banking Fixed Income Other Products Corporate Corporate Functions Investment Portfolio Risk Management Non-Strategic National Consumer Lending Mortgage Servicing National Construction Lending Exited Businesses TRUPs Loans

Liquidity and Capital Remain Strong 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 4Q09 Peer Median Tier 1 Common 0.0623 0.0629 0.085 0.0885 0.0896 0.0884 0.0897 0.0988 0.0988 0.0991 0.0785 9.9% 9.9% 9.9% 7.9% Continued core deposit growth Asset reductions and deposit growth offsetting debt maturities Repurchase of $96mm in debt and termination of related hedging relationships resulted in a $17.1mm gain Wholesale funding in non-credit sensitive sources Numbers may not add to total due to rounding. 1Peer median includes Top 50 banks at 4Q09. Tier 1 Common is a non-GAAP number, and a reconciliation is provided in the appendix. 2Excluding Securities Sold Repos, Trading Liabilities, and sub-debt and other collateralized borrowings of $4.0B. Liquidity Tier 1 Common Ratio1 Wholesale Funding2 - P/E Balances ($B) Capital Ratios1

Credit Quality Summary by Portfolio As of 3/31/10; numbers may not add to total due to rounding. Notable differences in the performance of the Regional Bank portfolios vs. the Non-Strategic portfolios Portfolio metrics in the national wind-down portfolios are becoming increasingly worse as wind-down enters final stages due to the combination of smaller balances and increasingly troubled exposures

Home Equity - Performance and Characteristics Portfolio Characteristics Geographic Distribution (%) 30+ Delinquency: Key Drivers >=740 720-739 700-719 660-699 <660 FICO Score (Origination) 0.0119 0.0236 0.034 0.038 0.05 FICO Score-Origination 50% % of portfolio 13% 13% 15% 8% Retail Wholesale Channel Mix 0.0203 0.0423 Channel 85% 15% % of portfolio 1st Lien 2nd Lien Lien Position 0.0164 0.0262 Lien Position 28% 72% % of portfolio TN 0.34 CA 0.15 GA 0.03 FL 0.03 Other 0.48 Core Banking Customers TN 34% Other 45% CA 15% FL 3 3 GA All charts and graphs include $800.5mm of restricted consumer real estate loans.

Individually Impaired Commercial Loans Classified non-accrual commercial loans over $1mm are individually assessed for impairment Collateral-dependent commercial loans are typically charged-down to net realizable value rather than holding reserves Prior quarters reflected a higher mix of collateral dependent loans; as Non-Strategic construction loans wind down, mix is shifting to more discounted cash flow-based loans 1At 3/31/10. Individually Impaired Commercial Loans with Reserves1 Individually Impaired Commercial Loans without Reserves1 Collateral Dependent Market Value C&I Income CRE Res CRE DCF 33 13 0 Collateral Dependent 42 137 173 Market Value 0 0 0 $75 $150 $173 $175M C&I Income CRE Res CRE DCF 83 16 47 Collateral Dependent 4 3 7 $87 $19 $54 $100M

Reconciliation to GAAP Financials Slides in this presentation use non-GAAP information of pre-tax, pre-provision earnings. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below. Numbers may not add to total due to rounding.

Reconciliation to GAAP Financials 1Includes goodwill and other intangible assets, net of amortization. 2Current quarter is an estimate. Numbers may not add to total due to rounding. Slides in this presentation use non-GAAP information of pre-tax, pre-provision earnings. That information is not presented according to generally accepted accounting principles (GAAP), and is reconciled to GAAP information below.